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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
Pharsight Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PRELIMINARY COPY

PHARSIGHT CORPORATION
800 West El Camino Real, Suite 200
Mountain View, California 94040
(650) 314-3800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 6, 2002

TO THE STOCKHOLDERS OF PHARSIGHT CORPORATION:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PHARSIGHT CORPORATION, a Delaware corporation (the "Company"), will be held on Friday, September 6, 2002 at 10:30 a.m. local time at the Grand Hotel, Montebello A Meeting Room, 865 W. El Camino Real, Sunnyvale, California, for the following purposes:

1.
To elect three (3) directors to hold office until the 2005 Annual Meeting of Stockholders.
2.
To approve the Company's 2000 Equity Incentive Plan, as amended, to approve the issuance under such plan of an additional 2,000,000 shares of Common Stock approved by the Board of Directors but not previously approved by the stockholders.
3.
To approve the issuance of shares of Series A Convertible Preferred Stock (and Series B Convertible Preferred Stock as dividends on Series A Convertible Preferred Stock) and warrants to purchase Common Stock.
4.
To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending March 31, 2003.
5.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on July 10, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors
John E. Wehrli Secretary
Mountain View, California July [ ], 2002

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

PHARSIGHT CORPORATION
800 West El Camino Real, Suite 200
Mountain View, California 94040

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
September 6, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of Pharsight Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on September 6, 2002 at 10:30 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Grand Hotel, Montebello A Meeting Room, 865 W. El Camino Real, Sunnyvale, California. The Company intends to mail this proxy statement and accompanying proxy card on or about August 2, 2002 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock of the Company ("Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of Common Stock and the Company's Series A Convertible Preferred Stock ("Series A Preferred") at the close of business on July 10, 2002, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on July 10, 2002, the Company had outstanding and entitled to vote 18,770,422 shares of Common Stock and 761,920 shares of the Company's Series A Preferred.

        Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting, and each holder of record of the Company's Series A Preferred on such date will be entitled to four votes for each share held on all matters to be voted upon at the Annual Meeting. With regard to Proposal 3, the votes of the shares of Series A Preferred will not be counted in determining whether or not this proposal is approved.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

VOTING VIA THE INTERNET OR BY TELEPHONE

        Stockholders may grant a proxy to vote their shares by means of the telephone or, if their shares are registered in the name of a broker or bank, on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

        The telephone and Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in the Name of a Broker or Bank

        Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company's proxy card.

        A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at http://www.proxyvote.com.

General Information for All Shares Voted Via the Internet or By Telephone

        Votes submitted via the Internet or by telephone must be received by 12:00 midnight, Pacific Daylight Time on September 5, 2002. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 800 West El Camino Real, Suite 200, Mountain View, California 94040, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

        The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is April 5, 2003; provided, however, that if the date of the Company's 2003 annual meeting of stockholders is not held between August 7, 2003, and October 6,

2003, then the deadline shall be a reasonable time before the Company begins to print and mail proxies. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no later than May 23, 2003, nor earlier than April 23, 2003; provided, however, that if the date of the Company's 2003 annual meeting of stockholders is not held between August 7, 2003, and October 6, 2003, then the deadline, notice by the stockholder to be timely must be delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

        On June 26, 2002, the Company completed a sale of its Series A Preferred and warrants to purchase Common Stock in a private placement to certain entities related to Alloy Ventures, Inc. and the Sprout Group, both of which are existing stockholders of the Company. Each of these entities, or affiliates of each of these entities, purchased shares of Series A Preferred and warrants to purchase Common Stock on June 26, 2002, and intends to purchase additional shares of Series A Preferred and warrants to purchase Common Stock if the stockholders of the Company approve Proposal 3, all as more fully described in Proposal 3. The dividends on the Series A Preferred are payable in cash or in shares of Series B Convertible Preferred Stock ("Series B Preferred," and collectively with the Series A Preferred, the "Series Preferred"). In Proposal 3 set forth in this Proxy Statement, the Company is seeking stockholder approval of additional issuances of its Series Preferred and warrants to these same entities, which would cause the purchasers of such shares and warrants to beneficially own in excess of 20% of the Company's outstanding Common Stock, treating the outstanding Series A Preferred as if converted to Common Stock, as further described in Proposal 3.

        Douglas E. Kelly, M.D., a director of the Company, is a partner of Alloy Ventures, Inc. (formally Asset Management Associates). Dr. Kelly is also a managing member of Alloy Ventures 2000, LLC, and a general partner of AMC Partners 96, L.P. W. Ferrell Sanders, a director of the Company, has served as a partner of Alloy Ventures, Inc. and is a general partner of AMC Partners 96, L.P. Each of Dr. Kelly and Mr. Sanders is a general partner of one or more of the entities affiliated with Alloy Ventures, Inc., as further described in Proposal 3.

        Philippe Chambon, M.D., Ph.D., a director of the Company, is a Vice President of the Sprout Group, which is a division of DLJ Capital Corp., and a general partner of several of the entities affiliated with the Sprout Group, as further described in Proposal 3.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Company's Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

        The Board of Directors presently consists of eight members. There are three directors in the class with terms of office expiring in 2003. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual

Meeting, each of the nominees will serve until the 2005 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

        Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2005 ANNUAL MEETING

Robert B. Chess

        Robert B. Chess, age 45, has been a member of our Board of Directors since April 2000. Mr. Chess is Chairman of Inhale Therapeutic Systems, Inc., a provider of pulmonary delivery systems for biotechnology drugs. He has been at Inhale since 1991 and served as its President and Chief Executive Officer until August 1998 and as its co-Chief Executive Officer until April 2000. From September 1990 until October 1991, he was an Associate Deputy Director in the White House Office of Policy Development. In March 1987, Mr. Chess co-founded Penederm Incorporated, a topical dermatological drug delivery company, and served as its President from February 1989 until October 1989. Prior to co-founding Penederm, Mr. Chess held management positions at Intel Corp., a semiconductor manufacturer, and Metaphor, a computer software company that was acquired by International Business Machines. Mr. Chess received a B.S. in Engineering from the California Institute of Technology and an M.B.A. from the Harvard Business School.

Dean O. Morton

        Dean O. Morton, age 70, has been a member of our Board of Directors since April 2000. Mr. Morton was the Executive Vice President, Chief Operating Officer and a Director of Hewlett-Packard Company, a manufacturer of computer systems and test and measurement instruments, from 1984 until his retirement in 1992. Mr. Morton is a director of BEA Systems, Cepheid, and The Clorox Company. He is a trustee of the State Street Research Group of Funds, the State Street Research Portfolios, Inc. and the Metropolitan Series Fund Inc. Mr. Morton received a B. S. from Kansas State University and an M.B.A. from Harvard Business School.

W. Ferrell Sanders

        W. Ferrell Sanders, age 65, has been a member of our Board of Directors since February 1996. Mr. Sanders has served as a partner of Alloy Ventures, Inc. (formerly known as Asset management Associates), a venture capital and investment management firm, since March 1987. Mr. Sanders holds a B.S. in electrical engineering from North Carolina State and an M.B.A. from the University of Santa Clara.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING

Michael S. Perry, D.V.M., Ph.D.

        Michael S. Perry, age 43, has been a member of our Board of Directors since April 2002. Mr. Perry joined Pharsight as President and Chief Executive Officer in February 2002. Prior to joining Pharsight, Dr. Perry was Worldwide Head, Research and Development, for Baxter Healthcare's Global BioPharmaceuticals Business, a pharmaceutical company, which he joined in October 2000. From August 1998 to October 2000, he was President and Chief Executive Officer of Genetic Therapy, Inc., and from June 1997 to October 2000, he was President and Chief Executive Officer of Systemix, Inc., both wholly owned subsidiaries of Novartis and biotechnology companies focusing on the areas of cell and gene therapy. Previously, he held a variety of positions in the pharmaceutical industry including Vice President, Drug Registration and Regulatory Affairs, for Sandoz and for Novartis, following Sandoz's merger with Ciba-Geigy; and Vice President, Human Pharmaceutical Regulatory Affairs, for Syntex Corporation. He has also held scientific and regulatory positions at Schering-Plough Corporation, Bio-Research Laboratories, and Warner-Lambert/Parke Davis Research Institute. Dr. Perry is currently on the Board of Directors of Biotransplant, Inc., where he has served since 1999.

Arthur H. Reidel

        Arthur H. Reidel, age 51, has been a member of our Board of Directors since April 1995. He served as our President from April 1995 to August 1995 and served as our President and Chief Executive Officer from February 1996 to February 2002. He has also served as our Chairman of the Board of Directors since May 1995. He was a private investor and consultant from April 1995 to March 1996, during which he was involved in the formation of three start-up companies and performed consulting services for two other companies. From October 1994 to March 1995, he served as Vice President, Business Development of Viewlogic Systems, Inc., a software firm. From 1992 to 1994, Mr. Reidel served as President and Chief Executive Officer of Sunrise Test Systems, Inc., a privately held software firm acquired by Viewlogic Systems, Inc. in September 1994. Mr. Reidel currently serves as a director of Insightful Corporation. Mr. Reidel received a B.S. in Mathematics from Massachusetts Institute of Technology.

Philippe O. Chambon, M.D., Ph.D.

        Philippe O. Chambon, M.D., Ph.D., age 44, has been a member of our Board of Directors since May 1997. Since January 1997, Dr. Chambon is a General Partner of the Sprout Group, a private equity firm. He joined Sprout Group in May 1995. He is currently a director of Deltagen, Inc., a provider of data on the functional role of newly discovered genes, and Variagenics, Inc., a gene research company, as well as several other private companies. Dr. Chambon received an M.D. and Ph.D. from the University of Paris and an M.B.A. from Columbia University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

Steven D. Brooks

        Steven D. Brooks, age 50, has been a member of our Board of Directors since June 1997. Since February 1999, Mr. Brooks has been General Partner of Broadview Capital Partners, a private equity firm. From September 1997 to February 1999, Mr. Brooks was a Managing Director of Donaldson, Lufkin & Jenrette Securities Corporation, an investment banking firm. From 1996 to 1997, Mr. Brooks was a private investor and a consultant to technology companies. From 1994 to 1996, Mr. Brooks served as Managing Director and Head of Global Technology Investment Banking at the Union Bank of Switzerland Securities, LLC. Mr. Brooks is a director of Paychex, Inc., a payroll accounting firm and Veritas Software Corporation, an application storage management software company. Mr. Brooks currently serves as chair of our Audit Committee. Mr. Brooks received a B.A. from Yale College and a J.D. from University of Virginia Law School.

Douglas E. Kelly, M.D.

        Douglas E. Kelly, M.D., age 41, has been a member of our Board of Directors since February 1996. Dr. Kelly has been a partner at Alloy Ventures, Inc., formerly Asset Management Associates, a venture capital and investment management firm, since 1993. Dr. Kelly is a director of Fusion Medical Technologies, Inc., a manufacturer of surgical products, and several privately held companies. Dr. Kelly received a B.A. in Biochemistry and Molecular Biology from the University of California, San Diego, an M.D. from the Albert Einstein College of Medicine and an M.B.A. from the Stanford University Graduate School of Business.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

        During the fiscal year ended March 31, 2002 the Board of Directors held four meetings and acted by unanimous written consent two times. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

        The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements, recommends to the Board of Directors the independent auditors to be retained, oversees the independence of the independent auditors, evaluates the independent auditors' performance, and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee consists of three directors: Messrs. Brooks, Morton and Chess. Mr. Morton joined the Audit Committee on April 24, 2001. The Audit Committee met five times during the fiscal year ended March 31, 2002. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Board of Directors has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

        The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board of Directors may delegate. The Compensation Committee is composed of two outside directors: Messrs. Chambon and Sanders. It met two times during fiscal year ended March 31, 2002 and acted by unanimous written consent three times.

        The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is composed of one employee director, Mr. Reidel, and one non-employee director, Dr. Kelly. The Nominating Committee did not meet during the fiscal year ended March 31, 2002.

        During the fiscal year ended March 31, 2002, all continuing directors attended at least 75% of the aggregate of the meetings of the Board of Directors and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the Annual Report with the Company's management and the independent auditors.

1
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act.

        Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

        In addition, the Audit Committee has discussed with the independent auditors the auditor's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board of Directors Standard No. 1 (Independence Discussion With Audit Committees), which the Company has received.

        The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2002, for filing with the Securities and Exchange Commission. The Committee and the Board of Directors also have recommended the selection of the Company's independent auditors.

THE AUDIT COMMITTEE
Steven D. Brooks Robert B. Chess Dean O. Morton

COMPENSATION OF DIRECTORS

        Information regarding compensation of directors and executive officers is set forth under "Executive Compensation" below.

PROPOSAL 2

APPROVAL OF THE AMENDMENTS TO THE 2000 EQUITY INCENTIVE PLAN, AS AMENDED

        In April 2000, the Board of Directors of the Company ("Board") adopted, and the stockholders subsequently approved, the Company's 2000 Equity Incentive Plan ("Incentive Plan"). There are four million (4,000,000) shares of Common Stock reserved for issuance under the Incentive Plan (the "Reserved Shares"). However, due to an administrative error, the stockholders have approved only two million (2,000,000) shares of the initial Reserved Shares. As of each January 1, beginning with January 1, 2001 and continuing through and including January 1, 2010 (the "Anniversary Date"), the number of Reserved Shares will be increased automatically by the least of (i) 5% of the total number of share of Common Stock outstanding on such Anniversary Date, (ii) two million (2,000,000) shares, or (iii) such fewer number of shares as determined by the Board prior to such Anniversary Date. If the recipient of an award does not purchase the shares subject to such award before the award expires or otherwise terminates, the shares that are not purchased will again become available for issuance under the Incentive Plan. The Board has determined that, until this Proposal 2 is approved, no grants of stock options in excess of the number of shares approved by stockholders shall be made to directors and officers, or as incentive stock options.

        As of March 31, 2002, awards (net of canceled or expired awards) covering an aggregate of 2,569,092 shares of the Company's Common Stock had been granted under the Incentive Plan. Only 3,276,607 shares of Common Stock (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of awards or the reacquisition by the Company of issued shares) remain available for future grant under the Incentive Plan, of which the 2,000,000 shares not previously approved by stockholders cannot be granted as incentive stock options or to officers and directors of the Company.

PROPOSED INCENTIVE PLAN, AS AMENDED

        The Board now submits to the stockholders for their approval the issuance under the Incentive Plan of the two million (2,000,000) Reserved Shares not previously approved by the stockholders so that the total number of shares available for future grants, as of March 31, 2002, available for grants without restriction and/or as incentive stock options under the Incentive Plan would be 3,276,607 shares.

        Stockholders are requested in this Proposal 2 to approve the Incentive Plan, as amended, to fully authorize the total number of shares to be issued under the Incentive Plan as set forth above. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        The essential features of the Incentive Plan are outlined below:

GENERAL

        The Incentive Plan provides for the grant of incentive stock options, non-statutory stock options, stock bonuses and rights to acquire restricted stock (individually an "Award" and collectively "Awards"). Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Non-statutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of awards.

PURPOSE

        The Board, by means of the Incentive Plan, seeks to retain the services of the group or persons eligible to receive awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and it affiliates.

ADMINISTRATION

        The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power: (i) to determine from time to time which of the persons eligible under the Incentive Plan shall be granted awards, when and how each award shall be granted, what type or combination of types of award shall be granted, and the provisions of each award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to an award, and the number of shares of Common Stock with respect to which an award shall be granted to each such person; (ii) to construe and interpret the Incentive Plan and awards granted under it, and to establish, amend and revoke rules and regulations for its administration; (iii) to amend the Incentive Plan or an award as provided in the Incentive Plan; and (iv) generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Incentive Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Incentive Plan or in any award agreement, in a manner and to the extent it shall deem necessary or expedient to make the Incentive Plan fully effective. Pursuant to the terms of the Incentive Plan, the Board has delegated its authority to the Compensation Committee, subject to the provisions of the Compensation Committee Charter. Any reference herein to the Board will also refer to the Compensation Committee.

SHARES SUBJECT TO THE INCENTIVE PLAN

        Subject to the provisions relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Awards shall not exceed in the aggregate four million (4,000,000) shares of Common Stock (the "Reserved Shares"). As of each January 1, beginning with January 1, 2001 and continuing through and including January 1, 2010 (the "Anniversary Date"), the number of Reserved Shares will be increased automatically by the least of (i) 5% of the total number of share of Common Stock outstanding on such Anniversary Date, (ii) two million (2,000,000) shares, or (iii) such fewer number of shares as determined by the Board prior to such Anniversary Date. If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Award shall revert to and again become available for issuance under the Incentive Plan. The shares of Common Stock subject to the Incentive Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

ELIGIBILITY

        Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, directors (whether or not an "eligible director" defined as non-employee directors and other directors not employed by or consulting for the company at the time of a non-statutory stock option award) and consultants.

TERMS OF OPTIONS

        Each option is in such form and contains such terms and conditions as the Board deems appropriate. Consistent with the requirements of the Incentive Plan, each option must contain certain terms and conditions, including, but not limited to the terms described below.

        Term.    The term of incentive stock options is up to 10 years. In the event an optionholder's continuous service terminates (other than upon the optionholder's death or disability), the optionholder may exercise his or her option (to the extent that the optionholder was entitled to exercise such option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the optionholder's continuous service (or such longer or shorter period specified in the option agreement), or (ii) the expiration of the term of the option as set forth in the option agreement. If, after termination, the optionholder does not exercise his or her option within the time specified in the option agreement, the option shall terminate. An optionholder's option agreement may also provide that if the exercise of the option following the termination of the optionholder's continuous service (other than upon the optionholder's death or disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act of 1933 as amended (the "Securities Act"), then the option shall terminate on the earlier of (i) the expiration of the term of the option or (ii) the expiration of a period of three (3) months after the termination of the optionholder's continuous service during which the exercise of the option would not be in violation of such registration requirements.

        Exercise Price of an Incentive Stock Option.    Subject to the terms and conditions regarding ten percent stockholders, the exercise price of each incentive stock option shall be not less than one hundred percent (100%) of the fair market value of the Common Stock subject to the option on the date the option is granted. The exercise price of each non-statutory stock option shall be not less than eighty-five percent (85%) of the fair market value of the Common Stock subject to the option on the date the option is granted. Notwithstanding the foregoing, an incentive stock option may be granted with an exercise price lower than that set forth in the preceding sentence if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        The purchase price of Common Stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised or (ii) at the discretion of the Board at the time of the grant of the option (or subsequently in the case of a non-statutory stock option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the optionholder or (3) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the option, the purchase price of Common Stock acquired pursuant to an option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

        The total number of shares of Common Stock subject to an option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual options may vary.

        Transferability.    A non-statutory stock option shall be transferable to the extent provided in the option agreement. Non-statutory stock options that do not provide for transferability and incentive stock options shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the optionholder only by the optionholder. Notwithstanding the foregoing, the optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionholder, shall thereafter be entitled to exercise the option.

NON-EMPLOYEE DIRECTOR STOCK OPTIONS

        Without any further action from the Board, each non-employee director who is an eligible director shall be granted non-statutory stock options in the form of Initial Grants, Interim Grants and Annual Grants, defined below. Each non-employee director option shall include certain required terms and such other terms and conditions as shall be determined by the Board as appropriate. On the initial public offering (IPO) date, each eligible director who had not received an award under any of the Company's incentive plans was granted, upon the IPO date, a non-statutory stock option to purchase five thousand (5,000) shares of Common Stock on the terms and conditions set forth herein (the "Initial Grant"). After the IPO date, each eligible director who is elected or appointed to the Board shall receive a non-statutory stock option to purchase five thousand (5,000) shares of Common Stock on the terms and conditions set forth herein (the "Interim Grant"); provided, however, that the Interim Grant shall be reduced to two thousand five hundred (2,500) shares of Common Stock if the eligible director is elected or appointed to serve on the Board six (6) months or more from the prior annual meeting of the stockholders of the Company (the "Annual Meeting"). On the day following each Annual Meeting each person who is then an eligible director automatically shall be granted an "Annual Grant" to purchase five thousand (5,000) shares of Common Stock.

        Term.    Each non-employee director option shall have a term of ten (10) years from the date it is granted. In the event an eligible director's continuous service terminates (other than upon the eligible director's death or disability), the eligible director may exercise his or her non-employee director option (to the extent that the eligible director was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date six (6) months following the termination of the eligible director's continuous service, or (ii) the expiration of the term of the non-employee director option as set forth in the non-employee director option agreement. If, after termination, the eligible director does not exercise his or her non-employee director option within the time specified herein, the non-employee director option shall terminate. If the exercise of the non-employee director option following the termination of the eligible director's continuous service (other than upon the eligible director's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the non-employee director option shall terminate on the earlier of (i) the expiration of the term of the non-employee director option or (ii) the expiration of a period of three (3) months after the termination of the eligible director's continuous service during which the exercise of the non-employee director option would not violate such registration requirements.

        Exercise Price.    The exercise price of each non-employee director option shall be one hundred percent (100%) of the fair market value of the stock subject to the non-employee director option on the date of grant. Notwithstanding the foregoing, a non-employee director option may be granted with an exercise price lower than that set forth in the preceding sentence if such non-employee director option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        Vesting.    Non-employee director options shall vest and become exercisable as follows: (i) Initial Grants shall vest in full on the day of the Company's Annual Meeting immediately following the IPO date; (ii) Interim Grants shall vest in full on the day of the Company's Annual Meeting next following the date of grant; (iii) Annual Grants shall vest in full on the day of Annual Meeting next following the date of grant. The Initial Grants, Interim Grants, and Annual Grants shall terminate in the event the eligible director is not providing service to the Company at the time of the commencement of such Annual Meeting.

        Consideration.    The purchase price of stock acquired pursuant to a non-employee director option may be paid, to the extent permitted by applicable statutes and regulations, in any combination of (i) cash or check, (ii) delivery to the Company of other Common Stock owned by the director for at least six (6) months; (iii) deferred payment or (iv) any other form of legal consideration that may be acceptable to the Board and provided in the non-employee director option agreement; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware Corporation Law, shall not be made by deferred payment.

        Transferability.    A non-employee director option shall be transferable to the extent provided in the non-employee director option agreement. If the non-employee director option agreement does not provide for transferability, then the non-employee director option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the eligible director only by the eligible director. Notwithstanding the foregoing, the eligible director may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the eligible director, shall thereafter be entitled to exercise the non-employee director option.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

        Each stock bonus agreement and each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements and restricted stock purchase agreements may change from time to time, and the terms and conditions of separate stock bonus agreements and separate restricted stock purchase agreements need not be identical, but each stock bonus agreement and each restricted stock purchase agreement shall include certain provisions, as appropriate, including:

        Purchase Price.    The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than eighty-five percent (85%) of the Common Stock's fair market value on the date such award is made or at the time the purchase is consummated.

        Consideration.    A stock bonus may be awarded in consideration for past services actually rendered to the Company or an affiliate for its benefit. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

        Vesting.    Shares of Common Stock awarded under a stock bonus or restricted stock agreement may, but need not, be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

        Termination of Participant's Continuous Service.    In the event a participant's continuous service terminates, the Company may reacquire any or all of the shares of Common Stock held by the participant which have not vested as of the date of termination under the terms of the stock bonus or restricted stock agreement.

        Transferability.    Rights to acquire shares of Common Stock under a stock bonus agreement or a restricted stock purchase agreement shall be transferable by the participant only upon such terms and conditions as are set forth in the stock bonus agreement or the restricted stock purchase agreement, as the Board shall determine in its discretion.

ACCELERATION OF EXERCISABILITY AND VESTING

        The Board shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Incentive Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

ADJUSTMENT PROVISIONS

        Capitalization Adjustments.    If any change is made in the Common Stock subject to the Incentive Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Incentive Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Incentive Plan, and the outstanding Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

        Dissolution or Liquidation.    In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to such event.

        Corporate Transaction.    In the event of a corporate transaction (defined to include a sale, lease or other disposition or all or substantially all of the securities or assets of the Company, a merger or consolidation following which the Company is not the surviving corporation, a reverse merger of a certain structure, and any other transaction described as a "corporate transaction" in Treasury Regulations Section 1.425-1(a)(1)(ii)) any surviving corporation or acquiring corporation may assume any Awards outstanding under the Incentive Plan or may substitute similar awards (including an award to acquire the same consideration paid to the stockholders pursuant to the corporate transaction). In the event any surviving corporation or acquiring corporation refuses to assume such Awards or to substitute similar awards for those outstanding under the Incentive Plan, then with respect to Awards held by participants whose continuous service has not terminated as of the effective date of the corporate transaction, the vesting of such Awards (and, if applicable, the time during which such Awards may be exercised) shall be accelerated in full, and the Awards shall terminate if not exercised (if applicable) at or prior to such effective date. With respect to any other Awards outstanding under the Incentive Plan, such Awards shall terminate if not exercised (if applicable) prior to the effective date of the corporate transaction.

        Change in Control.    If a change in control occurs and within thirteen (13) months after the effective date of such change in control the continuous service of a participant terminates due to an involuntary termination (not including death or disability) without cause or due to a voluntary termination with good reason, then the vesting and exercisability of all Awards held by such participant shall be accelerated in full.

DURATION, AMENDMENT AND TERMINATION

        Amendment of Incentive Plan.    The Board at any time, and from time to time, may amend the Incentive Plan. However, except as provided in provisions relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

        Stockholder Approval.    The Board may, in its sole discretion, submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments to the Incentive Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

TERMINATION OR SUSPENSION OF THE INCENTIVE PLAN

        Incentive Plan Term.    The Board may suspend or terminate the Incentive Plan at any time. Unless sooner terminated, the Incentive Plan shall terminate on the day before the tenth (10th) anniversary of the date the Incentive Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Incentive Plan while the Incentive Plan is suspended or after it is terminated.

FEDERAL INCOME TAX INFORMATION

        Incentive Stock Options.    Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code. There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any. If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on the disposition of such stock will be a long-term capital gain or loss. Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

        Non-statutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses.    Non-statutory stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences. There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant. Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such capital gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

        Potential Limitation on Company Deductions.    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation paid to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the incentive plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders. Awards to purchase restricted stock and stock bonus awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

ADDITIONAL INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth the number of shares subject to grants under, and available for grant under, our equity compensation plans as of May 31, 2002:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders[1]	3,879,673	$2.95	2,300,728
Equity compensation plans not approved by security holders[2]	474,750	$6.48	2,298,000
Total	4,354,423	$3.34	4,598,728

1
Includes the 1995 Stock Option Plan, 1997 Stock Option Plan, 2000 Equity Incentive Plan (2,000,000 shares only), and the 2000 Employee Stock Purchase Plan.

2
Includes the 2000 CEO Non-Qualified Stock Option Plan, 2000 Equity Incentive Plan (2,000,000 shares only), UK Company Share Option Plan, and the 2001 UK Employee Stock Purchase Plan. Does not include the obligation to grant to Dr. Perry, the Company's Chief Executive Officer, shares of stock valued at $114,000 on the date of grant.

2000 Employee Stock Purchase Plan

        Our Board of Directors adopted the 2000 Employee Stock Purchase Plan on April 7, 2000, and our stockholders approved it May 19, 2000.

        Share Reserve.    600,000 shares of our Common Stock are reserved for issuance pursuant to purchase rights granted to eligible employees under the purchase plan. As of March 31, 2002, 157,510 shares have been issued pursuant to the purchase plan and 995,733 shares remain available for grant. On each January 1, starting with January 2001 and continuing through January 1, 2010, the share reserve will automatically be increased by a number of shares equal to the lesser of: (i) 1.5% of our then outstanding shares of Common Stock; (ii) 600,000 shares; or (iii) such fewer number of shares determined by the Board.

        Eligibility.    The purchase plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code. The purchase plan provides a means by which eligible employees may purchase our Common Stock through payroll deductions. We implement the purchase plan by offerings of purchase rights to eligible employees. Generally, all of our full-time employees and the full-time employees of our affiliates incorporated in the United States may participate in offerings under the purchase plan. However, no employee may participate in the purchase plan if, immediately after we grant the employee a purchase right, the employee would have voting power over 5% or more of our outstanding capital stock.

        Administration.    The Board or the Compensation Committee administers the purchase plan. Under the purchase plan, the Board may specify offerings of up to 27 months. Unless the Board otherwise determines, Common Stock will be purchased for accounts of participating employees at a price per share equal to the lower of: (i) 85% of the fair market value of a share on the first day of the offering; or (ii) 85% of the fair market value of a share on the purchase date.

        The fair market value of the shares on the first date of the first offering was the price per share at which our shares were first sold to the public as specified in the final prospectus with respect to our initial public offering. For all other purposes, fair market value generally means the closing sales price (rounded up where necessary to the nearest whole cent) for such shares (or the closing bid, if no sales were reported) as quoted on the Nasdaq National Market on the trading day prior to the relevant determination date, as reported in The Wall Street Journal.

        The Board may provide that employees who become eligible to participate after the offering period begins nevertheless may enroll in the offering. These employees will purchase our stock at the lower of: (i) 85% of the fair market value of a share on the day they began participating in the purchase plan; or (ii) 85% of the fair market value of a share on the purchase date.

        If authorized by the Board, participating employees may authorize payroll deductions of up to 20% of their base compensation for the purchase of stock under the purchase plan. Generally employees may end their participation in the offering at any time up to 10 days before a purchase period ends. Their participation ends automatically on termination of their employment or loss of full-time status.

        Other Provisions.    The Board may grant eligible employees purchase rights under the purchase plan only if the purchase rights, together with any other purchase rights granted under other employee stock purchase plans established by us or by our affiliates, if any, do not permit the employee's rights to purchase our stock to accrue at a rate which exceeds $25,000 of fair market value of our stock for each calendar year in which the purchase rights are outstanding.

        Upon the occurrence of certain corporate transactions, a surviving corporation may assume outstanding purchase rights or substitute other purchase rights therefor. If the surviving corporation does not assume or substitute the purchase rights, the offering period may be shortened and our stock may be purchased for the participants immediately before the corporate transactions.

1997 Stock Option Plan

        Our Board of Directors initially adopted our 1997 Stock Option Plan on February 17, 1997, and our stockholders initially approved it on March 17, 1997. It was last amended by the Board of Directors on April 7, 2000 and our stockholders approved the amendment in April, 2000. We have reserved a total of 3,800,000 shares of our Common Stock for issuance under the option plan. As of March 31, 2002, under the 1997 Stock Option Plan (a) options to purchase 1,386,084 shares of Common Stock were outstanding and (b) options to purchase 1,219,306 shares had been exercised. As of the date of our initial public offering, we have ceased to make grants under the 1997 Stock Option Plan. The 1997 Stock Option Plan provides that it will be administered by the Board, or a committee appointed by the Board, which determines recipients and types of options to be granted, including number of shares under the option and the exercisability of the shares.

        Transactions not involving our receipt of consideration, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares subject to the option plan and to outstanding options. In that event, the Board will appropriately adjust the option plan as to the class and the maximum number of shares subject to the option plan and to the limits on the number of shares that the Board may grant under an option as provided in Section 162(m) of the Internal Revenue Code. It also will adjust outstanding options as to the class, number of shares and price per share applicable to such options.

        In the event of a corporate transaction including a dissolution or liquidation, the sale, lease or disposition of all or substantially all of our assets or a merger or consolidation, then all outstanding options may be either assumed or substituted for by any surviving entity. If the surviving entity refuses to assume or substitute for such options, then the vesting and exercisability of the options held by persons who are then providing services to us or our affiliates will be accelerated prior to such transaction and the options will terminate immediately prior to the occurrence of the corporate transaction. The vesting and exercisability of all other options will terminate immediately prior to the occurrence of the corporate transaction.

1995 Stock Option Plan

        Our Board of Directors initially adopted our 1995 Stock Option Plan on May 12, 1995, and our stockholders initially approved it on May 2, 1996. It was last amended by the Board of Directors on April 19, 1996. The Board authorized and reserved a total of 507,000 shares of our Common Stock for issuance under the 1995 Stock Option Plan. The 1995 stock option plan provides for the grant of incentive stock options to our employees and to the employees of our affiliates. Under the 1995 Stock Option Plan, the Board also may grant non-statutory stock options to our employees, directors and consultants as well as to the employees, directors and consultants of our affiliates. The 1995 Stock Option Plan provides that it will be administered by the Board, or a committee appointed by the Board, which determines recipients and types of options to be granted, including number of shares under the option and the exercisability of the shares.

        As of March 31, 2002, under the 1995 Stock Option Plan (a) options to purchase 20,000 shares of Common Stock were outstanding and (b) options to purchase 249,650 shares had been exercised. In February 1997, the Board voted that no additional grants would be made under the 1995 Stock Option Plan and all shares that had been authorized and reserved but not granted under the option plan were returned to our authorized Common Stock.

        Transactions not involving our receipt of consideration, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares subject to the option plan and to outstanding options. In that event, the Board will appropriately adjust the option plan as to the class and the maximum number of shares subject to the option plan. It also will adjust outstanding options as to the class, number of shares and price per share applicable to such options.

        In the event of a corporate transaction including a dissolution or liquidation, the sale, lease or disposition of all or substantially all of our assets or a merger or consolidation, then all outstanding options may be either assumed or substituted for by any surviving entity. If the surviving entity refuses to assume or substitute for such options, the plan provides that the options will expire upon consummation of the transaction but the Board has adopted a policy that in such a transaction, the vesting and exercisability will be accelerated prior to the consummation of the transaction.

2000 CEO Non-Qualified Stock Option Plan

        Our Board of Directors adopted the 2000 CEO Non-Qualified Stock Option Plan on May 15, 2000. The sole person eligible to receive an option under the option plan is Arthur H. Reidel, our former Chief Executive Officer. Mr. Reidel received an option to purchase all 442,750 shares authorized for issuance under the option plan. The exercise price of options issued under the option plan is $6.83, which was 105% of the fair market value of our Common Stock on the date of grant as determined by our Board. The option vests in equal monthly installments over 34 months. In certain change in control circumstances, a surviving or acquiring corporation may either assume all outstanding awards under the option plan or substitute other awards for the outstanding awards. If the surviving or acquiring corporation does not assume or substitute outstanding option, then the vesting will accelerate and the options will terminate prior to the event if not otherwise exercised.

2001 UK Employee Stock Purchase Plan

        Our Board of Directors adopted the 2001 UK Employee Stock Purchase Plan on April 24, 2001. We have authorized the issuance of 130,000 shares of our Common Stock pursuant to purchase rights granted under the plan. As of March 31, 2002, no shares have been issued pursuant to the purchase plan and 130,000 shares remain available for grant. On each January 1, starting with January 2002, the share reserve will automatically be increased by a number of shares equal to the lesser of: 1.5% of our then outstanding shares of common stock; 130,000 shares; or such fewer number of shares determined by the Board.

        Eligibility.    The purchase plan provides a means by which eligible employees may purchase our Common Stock through payroll deductions. We implement the purchase plan by offerings of purchase rights to eligible employees. Generally, all of our employees located in the United Kingdom who are not officers or directors may participate in offerings under the purchase plan. However, no employee may participate in the purchase plan if, immediately after we grant the employee a purchase right, the employee would have voting power over 5% or more of out outstanding capital stock.

        Administration.    Under the purchase plan, the Board may specify offerings of up to 27 months. Unless the Board otherwise determines, Common Stock will be purchased for accounts of participating employees at a price per share equal to the lower of: 85% of the fair market value of a share on the first day of the offering; or 85% of the fair market value of a share on the purchase date.

        If authorized by the Board, participating employees may authorize payroll deductions of up to 20% of their base compensation for the purchase of stock under the purchase plan. Generally, employees may end their participation in the offering at any time. Their participation ends automatically on termination of their employment.

        Other Provisions.    The Board may grant eligible employees purchase rights under the purchase plan only if the purchase rights, together with any other purchase rights granted under other employee stock purchase plans established by us or by our affiliates, if any, do not permit the employee's rights to purchase our stock to accrue at a rate which exceeds $25,000 of fair market value of our stock for each calendar year in which the purchase rights are outstanding.

        Upon the happening of certain corporate transactions, a surviving corporation may assume outstanding purchase rights or substitute other purchase rights therefore. Otherwise, the rights may continue in full force and effect, or the participant's accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction and the participant's rights under the offering terminate.

UK Company Share Option Plan

        Our Board of Directors initially adopted our UK Company Share Option Plan on April 24, 2001. We have reserved a total of 200,000 shares of our Common Stock for issuance under the UK Company Share Option Plan. As of March 31, 2002, under the UK Company Share Option Plan (a) options to purchase 33,562 shares of common stock were outstanding and (b) no options have been exercised. The UK Company Share Option Plan provides that it will be administered by the Board, or a committee appointed by the Board, which determines recipients and types of options to be granted, including number of shares under the option and the exercisability of the shares.

        Transactions not involving our receipt of consideration, such as a capitalization, consolidation, subdivision or reduction of share capital, may change the class and number of shares subject to the option plan and to outstanding options. The Board will adjust outstanding options as to the class, number of shares and price per share applicable to such options.

        In the event of a change of control (as defined in section 840 of the United Kingdom's Income and Corporation Taxes Act of 1988), all outstanding options shall be accelerated in full. Pursuant to agreement between an optionholder and the surviving entity, outstanding options may be substituted for by the surviving entity. The vesting and exercisability of all other options will terminate the earlier of the end of the option period or six months from the time when the corporate transaction occurs.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

PROPOSAL 3

APPROVAL OF THE ISSUANCE OF SHARES OF CONVERTIBLE PREFERRED STOCK AND
WARRANTS TO PURCHASE COMMON STOCK IN CONNECTION WITH THE COMPANY'S
PROPOSED PRIVATE PLACEMENT OF UNITS

INTRODUCTION

        On June 26, 2002, the Company, completed the first part of a two-part sale of its securities to investors in a private placement pursuant to a Preferred Stock and Warrant Purchase Agreement, referred to as the "Purchase Agreement". In the Purchase Agreement, the Company agreed to sell up to an aggregate of 1,814,662 units (each a "Unit," and collectively the "Units") to certain entities related to Alloy Ventures, Inc. and the Sprout Group, both of which are existing stockholders of the Company. Each Unit consists of one share of the Company's Series A Preferred convertible into four shares of its Common Stock and a warrant to purchase one share of Common Stock (each a "Warrant," and collectively the "Warrants").

        The sale and issuance of the Units under the Purchase Agreement is structured to close in two phases. The first phase (the "Initial Closing") was completed on June 26, 2002, pursuant to which the Company sold an aggregate of 761,920 Units (the "Initial Units"). In the second phase, which is expected to close in September 2002 (the "Second Closing"), the Company expects to sell an additional 1,052,742 Units (the "Additional Units"). The Second Closing is subject to the approval of this Proposal 3 by stockholders of the Company.

        The purchase price for each Unit is $4.133, which is the sum of $4.008 (four times the underlying average closing price for the Common Stock over the five trading days prior to the Initial Closing (i.e. $1.002)) and $0.125. The Series A Preferred is redeemable at any time after five years from issuance upon the affirmative vote of at least 75% of the holders of Series A Preferred, and is redeemable at a price of $4.008 per share plus any unpaid dividends with respect to such share. Each share of Series A Preferred is convertible into four shares of Common Stock at the election of the investor or upon the occurrence of certain other events.

        The holders of Series A Preferred are entitled to receive, but only out of legally available funds, quarterly dividends at the rate of 8% per year. The dividends on the Series A Preferred are payable in cash or in shares of Series B Preferred; however if the stockholders do not approve this Proposal 3, then dividends on the Series A Preferred cannot be paid in Series B Preferred except to the extent that the payment of dividends in Series B Preferred will not cause a stockholder's beneficial ownership of Common Stock, treating the outstanding Series A Preferred as if converted to Common Stock, to exceed 20% of the outstanding Common Stock. Payments of quarterly dividends on the Series A Preferred will commence in September 2002. Additional rights, privileges and preferences of the Series A Preferred are set forth below.

        Holders of Series B Preferred are not entitled to receive the 8% quarterly dividends to which the Series A Preferred is entitled. All other rights, privileges and preferences of the Series B Preferred are identical to those of the Series A Preferred. Additional information regarding the Series B Preferred is set forth below.

        The Warrants are exercisable for a period of five years from the date of issuance with an exercise price of $1.15 per share. Additional information regarding the Warrants is set forth below.

        Assuming stockholder approval of this Proposal 3, the aggregate amount of Series A Preferred to be issued in the transaction may be converted into approximately 7.3 million shares of Common Stock. Upon exercise of the Warrants to purchase up to 1.8 million shares of Common Stock, the Company would receive proceeds of $2.1 million, or $1.15 per share, in addition to the $7.5 million of proceeds received from the sale of the Units.

        The Company intends to use the proceeds from the sale of the Series A Preferred and the Warrants to fund general working capital requirements and the expansion of its business operations.

THE PURCHASERS; INTERESTS OF CERTAIN PERSONS

        The purchasers in the transactions are entities affiliated with Alloy Ventures, Inc. (defined below) and the Sprout Group (also defined below).

Alloy Ventures, Inc.

        Alloy Ventures 2000, LLC is the General Partner of certain of the purchasers in the transaction: Alloy Partners 2000, L.P., Alloy Ventures 2000, L.P., Alloy Corporate 2000, L.P. and Alloy Investors 2000, L.P. Alloy Ventures 2000, LLC and AMC Partners 96, LLC ("AMC") are under common control. Therefore, for the purposes of this proxy statement, AMC and entities related to Alloy Ventures, Inc. are collectively referred to as "Alloy Ventures" and shares of the Company beneficially owned by AMC have been aggregated with shares of the Company beneficially owned by entities related to Alloy Ventures, Inc.

        Douglas E. Kelly and W. Ferrell Sanders, members of the Company's Board of Directors, are affiliated with Alloy Ventures, Inc.. Mr. Kelly is a managing member of Alloy Ventures 2000, LLC and a general partner of AMC. W. Ferrell Sanders is a general partner of AMC.

The Sprout Group

        The remaining purchasers in the transaction are Sprout Capital VII, L.P. ("Sprout VII"), Sprout Capital IX, L.P. ("Sprout IX"), the Sprout CEO Fund, L.P., Donaldson, Lufkin & Jenrette Securities Corporation (as nominee for certain other entities), Sprout Entrepreneurs Fund, L.P., DLJ Capital Corp. and DLJ First ESC L.P. For the purposes of this proxy statement, the foregoing entities are referred to as the "Sprout Group." The Sprout Group is a part of the investment banking business of Credit Suisse First Boston, and each member of the Sprout Group is a subsidiary of Credit Suisse First Boston.

        Dr. Philippe Chambon is a member of the Company's Board of Directors and is affiliated with the Sprout Group. Dr. Chambon is an employee of DLJ Capital Corp., which is the managing general partner of Sprout VII and Sprout IX and the general partner of the Sprout CEO Fund, L.P. and Sprout Entrepreneurs Fund, L.P. Dr. Chambon is a general partner of DLJ Associates VII, L.P. and DLJ Associates IX, L.P., which is a general partner of Sprout VII and Sprout IX.

Ownership Percentages

        The following table indicates the beneficial ownership of the Company's voting securities held by Alloy Ventures and the Sprout Group: (1) upon the Initial Closing, and (2) upon the Second Closing:

	Common Stock	Warrants	Total Shares Beneficially Owned		% Voting Securities Beneficially Owned
(1) Initial Closing (June 26, 2002)
Alloy Ventures	4,053,908	323,974	4,377,882	(a)	19.77%
The Sprout Group	3,922,718	529,592	4,452,310	(b)	19.92%
(2) Second Closing
Alloy Ventures	6,753,912	998,975	7,752,887	(a)	28.68%
The Sprout Group	5,433,682	907,333	6,341,015	(b)	23.54%

        Percentage ownership is determined by including shares exercisable currently or within 60 days following the date of this proxy statement upon exercise of warrants, and excludes shares underlying warrants held by any person other than the named party. Shares of all holders of Series A Preferred are treated as if converted to Common Stock. This calculation is different from "beneficial ownership" for purposes of SEC filings, where Series A Preferred held by other holders is not treated as if converted to Common Stock. The calculation used above is for purposes of calculating ownership to determine whether a "change of control" has occurred under the rules of The Nasdaq Stock Market. "Beneficial ownership" for purposes of SEC filings is set forth in the footnote under the caption "Change of Control Agreements" in this Proxy Statement.

  (a)
  Does not include options to purchase 15,000 shares of Common Stock held by Douglas E. Kelly or options to purchase 15,000 shares of Common Stock held by W. Ferrell Sanders.

  (b)
  Does not include options to purchase 15,000 shares of Common Stock held by Philippe O. Chambon.

        Assuming stockholder approval of this Proposal 3, the aggregate amount of Series A Preferred issued in the transaction may be converted into approximately 7.3 million shares of Common Stock, and upon exercise of the Warrants to purchase up to 1.8 million shares of Common Stock the Company would receive proceeds of $2.1 million, or $1.15 per share, in addition to the $7.5 million of proceeds received from the sale of the Units.

        The Company intends to use the proceeds from the sale of the Series A Preferred and the Warrants to fund general working capital requirements and the expansion of its business operations.

REASON FOR STOCKHOLDER APPROVAL

        The Company's Common Stock is listed on The Nasdaq National Market. Stockholder approval is required under Nasdaq Marketplace Rule 4350(i)(1)(B) in connection with the issuance of securities that could result in a "change of control" of an issuer. Rule 4350(i)(1)(B) does not define when a change in control of an issuer may be deemed to have occurred.

        Because the private placement described in this Proposal 3 involves the potential issuance by the Company of securities convertible into, and exercisable for, shares of Common Stock that would cause Alloy Ventures and the Sprout Group to own more than 20% of the Company's currently outstanding Common Stock, calculated as set forth in "Purchasers—Ownership Percentages" above, the Company issued only the 761,920 Units in the Initial Closing and will only sell the additional 1,052,742 Units in the Second Closing if approved by the stockholders pursuant to this Proposal 3. The issuance of the Units in the Initial Closing was not sufficient to cause the purchasers of the Units to own in excess of 20% of the Company's outstanding Common Stock, calculated as set forth in "Purchasers—Ownership Percentages" above, and therefore should not constitute a "change of control" of the Company. Although the Company does not necessarily believe that the issuance of the Series Preferred and the Warrants constitutes a change in control of the Company, the Company is now seeking approval by the stockholders of the Company of the issuance of Series Preferred and Warrants (the additional 1,052,742 Units and the payment of dividends in Series B Preferred) that would cause the purchasers of the Units to own in excess of 20% of the Company's outstanding Common Stock, calculated as set forth in "Purchasers—Ownership Percentages" above, which could potentially constitute a "change of control" of the Company for purposes of Nasdaq Marketplace Rule 4350(i)(1)(B).

RATIONALE FOR THE PRIVATE PLACEMENT

        The Company recorded a net loss of $19.0 million on net revenues of $14.2 million for fiscal year 2002 and also sustained significant losses from the fiscal years ended 2001 and 2000. At March 31, 2002, the Company had an accumulated deficit of $66.2 million. As a result, the Company will need to generate higher revenue to reach profitability and continue as an ongoing business entity.

        The Company is seeking to achieve breakeven net income by increasing revenues and gross margins while controlling costs, primarily based on achieving revenue growth for its software products. The Company restructured its operations in fiscal 2002, closing a number of remote divisions and implementing a 14% work force reduction.

        The second part of the private placement described in this Proposal 3 will provide the Company additional capital, which is critical to its ability to further grow its business and to sustain the confidence of its customers, business partners and employees.

SUMMARY OF THE PRIVATE PLACEMENT

        The following is a summary of the terms and conditions of the Series A Preferred and the Warrants.

SERIES PREFERRED

Dividends

        The holders of the Series A Preferred shall be entitled to receive cumulative dividends in preference to any dividend on the Common Stock, payable quarterly at the rate of 8% of the Original Issuance Price (as defined below) per annum, at the election of the Investor either in cash or in Series B Preferred (which will be identical to the Series A Preferred except that it shall not receive the 8% dividend); provided, however, that if the payment of dividends in Series B Preferred shall cause a holder of Series A Preferred to beneficially own 20% or more of the Company's outstanding Common Stock, treating the Series A Preferred as if converted to Common Stock, prior to obtaining the stockholder approval set forth in this Proposal 3, then such dividend shall be paid in cash. The "Original Issues Price" of the Series A Preferred and of the Series B Preferred is $4.008. Dividends may be paid only if permitted under law. There are no other restrictions on the payment of dividends other than as set forth above.

Conversion

        The holders of the Series Preferred shall have the right to convert the Series Preferred, at any time, into shares of Common Stock. The initial conversion rate shall be four to one, subject to proportional adjustments for stock splits, stock dividends, recapitalizations and the like.

        The Series Preferred shall be automatically converted into Common Stock, at the then applicable conversion price, (i) in the event that the holders of at least 75% of the outstanding Series Preferred consent to such conversion or (ii) upon the closing of a firmly underwritten public offering of shares of Common Stock of the Company for a public offering price of at least $3.006 per share and with gross proceeds to the Company of not less than $40,000,000 (before deduction of underwriters commissions and expenses).

Liquidation Preference

        In the event of any liquidation or winding up of the Company, the holders of the Series Preferred shall be entitled to receive in preference to the holders of the Common Stock a per share amount equal to the greater of (a) the Original Issues Price, plus any accrued but unpaid dividends and (b) the amount that such shares would receive if converted to Common Stock immediately prior thereto (the "Liquidation Preference"). After the payment of the Liquidation Preference to the holders of the Series Preferred, the remaining assets shall be distributed ratably to the holders of the Common Stock. A merger, acquisition, sale of voting control or sale of substantially all of the assets of the Company in which the stockholders of the Company do not own a majority of the outstanding shares of the surviving corporation shall be deemed to be a liquidation.

Voting Rights

        The Series Preferred will vote together with the Common Stock and not as a separate class except as provided below or as otherwise required by law. Each share of Series Preferred shall have a number of votes equal to the number of shares of Common Stock then issuable upon conversion of such share of Series Preferred.

        For so long as at least 453,666 shares of Series Preferred remain outstanding, consent of the holders of at least 75% of the then outstanding Series Preferred shall be required for any action that (i) amends the Company's Certificate of Incorporation (including the filing of a Certificate of Designations) or Bylaws so as to affect adversely the shares of Series A Preferred or any holder thereof, including, without limitation, by creating any additional series of preferred stock (or issuing shares under any such series) that is senior in liquidation preference, conversion rights or right of payment to the Series Preferred; (ii) changes the rights of the holders of the Series Preferred in any other respect; (iii) increases or decreases (other than by redemption or conversion) the authorized number of shares of Series Preferred; (iv) authorizes or issues any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series Preferred with respect to voting, dividends or liquidation preferences; or (v) purchases, redeems or otherwise acquires for value any shares of Junior Stock; provided, however, that the foregoing shall not be deemed to prohibit (a) redemptions of Series Preferred or (b) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal. The authorization and issuance of additional shares of Common Stock, and creation of any series of preferred stock (or issuing shares under any such series) that is junior in right of payment upon liquidation, conversion and payment rights to the Series Preferred shall not be deemed to adversely affect the rights, preferences or privileges of the Series Preferred or any holder thereof or change the rights of the holders of the Series Preferred in any other respect.

Redemption

        At the election of the holders of at least 75% of the Series Preferred, to the extent that the Company may legally do so, the Company shall redeem the outstanding Series Preferred after the fifth anniversary of the initial issuance of Series Preferred. Such redemption shall be at a purchase price equal to the Original Issue Price plus accrued and unpaid dividends. If the holders of Series Preferred shall not have elected to have the Company redeem the Series Preferred at or after the fifth anniversary of the Closing of the sale of the Initial Units, the Company shall have the option to redeem the Series Preferred on the same terms as the optional redemption by the holders of Series Preferred. Redemption may occur only if sufficient funds are available therefor. There are no other restrictions on redemption other than as set forth above.

Warrants

        The Warrants issued pursuant to the Purchase Agreement have a term of five years and are exercisable at a per share price equal to $1.15, subject to proportional adjustments for stock splits, stock dividends, recapitalizations and the like. If not exercised after five years, the right to purchase the Common Stock will terminate. The Warrants contain a cashless exercise feature. The Common Stock underlying the Warrants are entitled to the benefits and subject to the terms of the Registration Rights described below.

Registration Rights

        Pursuant to the Purchase Agreement, within 55 days following the Initial Closing, the Company will use its best efforts to prepare and file a registration statement on Form S-3 (the "Registration Statement") for the resale of the shares of Common Stock issuable to Investors upon conversion of the Series Preferred and exercise of the Warrants (the "Shares"), and use its commercially reasonable efforts to cause the Registration Statement to become effective within 105 days after the closing of the sale of the Initial Units. The Company agrees to make such filings as are necessary to keep the Registration Statement effective until the earlier of (A) the date that the Investors have completed the distribution related to the Shares, (B) such time that all Shares then held by the Investors can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144(k) under the Securities Act, or (C) such time as all Investors shall hold less than one percent of the Common Stock then outstanding as set forth under Rule 144(e)(1) under the Securities Act. The Company shall bear registration expenses of the Registration Statement.

        The Company shall be entitled to suspend the effectiveness of the Registration Statement for no more than three 45-day periods per 12-month period, not to exceed 90 days in the aggregate; provided, however, that if the Company shall lose the eligibility to use Form S-3, then it may suspend the effectiveness of the Registration Statement for no more than three 60-day periods per 12-month period.

        In the event that the Company shall fail to cause the Registration Statement to be timely filed, timely declared effective, or to be kept effective (other than pursuant to the permissible suspension periods), the Company shall pay as liquidated damages the amount of 1% per month of the aggregate purchase price for the Shares remaining to be sold pursuant to the Registration Statement.

Other Terms

        The foregoing description of the principal terms of the private placement, the terms of the Purchase Agreement, the Warrants and Certificate of Designations are a summary only. The complete text of each of the agreements are filed as exhibits to the Company's Annual Report on Form 10-K filed with the SEC on July 1, 2002.

DESCRIPTION OF OTHER STOCK

        The Company's authorized capital stock consists of 120,000,000 shares of Common Stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value. Of the preferred stock, 2,000,000 shares have been designated as Series A Preferred and 1,200,000 shares have been designated as Series B Preferred. The rights, preferences and privileges of the Series A Preferred and Series B Preferred are as set forth above.

Common Stock

        As of May 31, 2002, there were 18,770,422 shares of Common Stock outstanding, held of record by 111 stockholders. In addition, as of May 31, 2002, there were 4,354,423 shares of Common Stock subject to outstanding options, and 275,652 shares of Common Stock subject to outstanding warrants. In June 2002 the Company also issued warrants to purchase 761,920 shares of Common Stock in connection with the sale of the Initial Units.

        Each share of Common Stock entitles its holder to one vote on all matters to be voted upon by stockholders. Subject to preferences that apply to the Series Preferred, described above, and as may apply to preferred stock that may be issued in the future, holders of Common Stock may receive ratably any dividends that the Board of Directors may declare out of funds legally available for that purpose. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and any liquidation preference of Series Preferred and any preferred stock that may be issued in the future. The

Common Stock has no preemptive rights, conversion rights, subscription rights or redemption or sinking fund provisions. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

        The Company's Board of Directors has the authority, without further action by the stockholders other than the holders of Series Preferred, to issue up to 1,800,000 shares of the remaining undesignated preferred stock in one or more series. The Company's Board of Directors may designate the rights, preferences, privileges and restrictions of the undesignated preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of further restricting dividends on the Common Stock, diluting the voting power of the Common Stock, impairing the liquidation rights of the Common Stock or delaying or preventing a change in control. The Company has no current plans to issue any further shares of preferred stock other than as part of the Additional Units.

Warrants

        As of May 31, 2002, warrants to purchase 275,652 shares of Common Stock were outstanding at a weighted average exercise price of $1.48 per share. The warrants contain provisions for the adjustment of the exercise price and the aggregate number of shares that may be issued upon the exercise of the warrant if a stock dividend, stock split, reorganization, reclassification or consolidation occurs, and in the case of one warrant in the event of issuances of capital stock for less than $7.20 per share. In connection with the sale of the Initial Units, the Company sold warrants to purchase 761,920 shares of Common Stock at a purchase price of $1.15 per share.

Anti-Takeover Provisions

        Delaware Law.    The Company is subject to Section 203 of the Delaware General Corporation Law, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person becomes an interested stockholder, unless:

  •
  the Board of Directors approved the business combination or the transaction in which the person became an interested stockholder prior to the date the person attained this status;
  •
  upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the Company's voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
  •
  on or subsequent to the date the person became an interested stockholder, the Board of Directors approved the business combination and the stockholders other than the interested stockholder authorized the transaction at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding stock not owned by the interested stockholder.

        Section 203 defines a "business combination" to include:

  •
  any merger or consolidation involving the Company and the interested stockholder;
  •
  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the Company's assets;

  •
  in general, any transaction that results in the issuance or transfer by the Company of any of the Company's stock to the interested stockholder;
  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the Company's stock owned by the interested stock holders; or
  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the Company.

        In general, Section 203 defines an "interested stockholder" as any person who, together with the person's affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation's voting stock.

Certificate Of Incorporation And Bylaw Provisions.

        The Company's certificate of incorporation and bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of the Company. First, the certificate of incorporation provides that all stockholder actions must be effected at a duly called meeting of holders and not by a consent in writing. Second, the bylaws provide that special meetings of the stock holders may be called only by the Company's chairman of the Board of Directors, the Company's chief executive officer, the Company's Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors or holders of 50% or more of the Common Stock. Third, the certificate of incorporation provides that the Company's Board of Directors can issue shares of preferred stock, as described under "—Preferred Stock" above. Fourth, the certificate of incorporation and the bylaws provide for a classified Board of Directors, in which approximately one-third of the directors would be elected each year. Consequently, any potential acquiror would need to successfully complete two proxy contests in order to take control of the Board of Directors. Finally, the bylaws establish procedures, including advance notice procedures with regard to the nomination of candidates for election as directors and stockholder proposals. These provisions of the Company's certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control or management of the Company.

EFFECT OF TRANSACTION ON EXISTING STOCKHOLDERS

        The exact number of shares of Common Stock into which the Series Preferred may ultimately be convertible will vary over time as the result of the payment of any dividends in shares of Series B Preferred, if any. The exact number of shares of Common Stock into which the Series Preferred may ultimately be convertible is also subject to proportional adjustment for stock splits, stock dividends, recapitalizations and the like. If all of the 1,052,742 Additional Units are sold pursuant to the Second Closing and the Series A Preferred is converted, and the Warrants are exercised for shares of Common Stock, comprising the Additional Units, then the holders thereof would receive 5,263,710 shares of Common Stock. If all of the Series A Preferred and Warrants from the Initial Closing were also converted and exercised in full, an additional 3,809,600 shares of Common Stock would be issued. The total aggregate number of shares issuable upon conversion of all of the 1,814,662 Units issuable in the private placement is 9,073,310 shares (48% on a pre-issuance basis, of the 18,770,442 shares of outstanding Common Stock as of May 31, 2002 or 33% on a post-issuance basis).

CONSEQUENCE OF NON-APPROVAL

        If the Company fails to obtain the required stockholder approval by the required approval date, such failure will prevent the sale of the additional 1,052,742 Units pursuant to the Second Closing, and the receipt of the approximately $4.4 million from the sale thereof. Our Company's Board has determined that the sale of the Units will further the best interest of the Company. If our stockholders do not ratify this Proposal 3, the Company may be required to pursue other financial and operational alternatives, which may include raising alternative capital and/or engaging in cost cutting measures.

Additional capital may not be available to the Company on favorable terms or at all. In addition, cost-cutting measures may not enable the Company to grow its business as it currently intends.

INCORPORATION BY REFERENCE OF ANNUAL REPORT ON FORM 10-K

        Concurrently with this proxy statement, the Company is sending a copy of its Annual Report on Form 10-K for the fiscal year ended March 31, 2002 (the "Form 10-K") to its stockholders. This proxy statement incorporates by reference Items 7, 7A, 8 and 9 of the Form 10-K,which contains important information about the Company and its financial condition that is not included in this proxy statement. A copy of the Form 10-K has also been filed with the SEC and may be accessed from the SEC's homepage (www.sec.gov).

SELECTED FINANCIAL DATA—ADDITIONAL DISCLOSURE FOR FASB NO. 142

        The following selected financial data should be read in conjunction with our financial statements and the notes thereto incorporated by reference in this proxy statement.

        In June 2001, the FASB issued Statement No. 141, Business Combinations, and Statement No. 142, Goodwill and Other Intangible Assets. Statement No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Statement No. 142 requires that goodwill and other intangible assets with indefinite useful lives no longer be amortized, but instead an entity must perform an assessment of whether these assets are impaired as of the date of adoption and test for impairment at least annually in accordance with the provisions of Statement No. 142. The standards also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed annually for impairment. The Company adopted the provisions of Statement No. 141 on July 1, 2001 and Statement No. 142 on April 1, 2002.

        The following table presents net loss and loss per share attributable to common stockholders as reported and adjusted to exclude the amortization of goodwill and assembled workforce as if these items had not been amortized. (In thousands, except per share data)

	Years Ended March 31,
	2002		2001		2000
	Net Loss	Loss per share	Net Loss	Loss per share	Net Loss	Loss per share
Net Loss/ Basic and diluted loss per share attributable to common stockholders	$(18,952)	$(1.03)	$(21,014)	$(1.62)	$(11,228)	$(3.48)
Add back goodwill and assembled workforce amortization	222.01		126.01		125.04

Adjusted Net Loss/ Basic and diluted loss per share attributable to common stockholders	$(18,730)	$(1.02)	$(20,888)	$(1.61)	$(11,103)	$(3.44)

REQUIRED VOTE

        The affirmative vote of a majority of all of the votes present or represented and entitled to vote at the Annual Meeting, excluding this purpose shares of Series A Preferred, is required to ratify and approve the issuance of Series Preferred and Warrants (the additional 1,052,742 Units and the payment of dividends in Series B Preferred) that would cause the purchasers of the Units to own in excess of 20% of the Company's outstanding Common Stock, treating the outstanding Series A Preferred as if converted to Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1995. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        AUDIT FEES.    During the fiscal year ended March 31, 2002, the aggregate fees billed by Ernst & Young LLP for the audit of the Company's financial statements for such fiscal year and for the review of the Company's interim financial statements was $147,000.

        FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES.    The Company did not engage Ernst & Young to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended March 31, 2002.

        ALL OTHER FEES.    During fiscal year ended March 31, 2002, the aggregate fees billed by Ernst & Young LLP for professional services was $25,060, including audit related services of $14,689 and tax services of $10,371. Audit-related services generally included fees for the review of the Company's registration statements on Form S-8 filed with the Securities and Exchange Commission and accounting consultations.

        The Audit Committee has determined the rendering of tax services by Ernst & Young LLP is compatible with maintaining the auditor's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

        The following table provides information concerning our executive officers as of May 31, 2002:

Name	Age	Position
Arthur H. Reidel	51	Chairman of the Board
Michael S. Perry, D.V.M, Ph.D.	43	President and Chief Executive Officer
Leslie E. Wright	48	Interim Chief Financial Officer
J. Robert Powell, Pharm.D.	54	Senior Vice President, Drug Development Consulting Services
Daniel L. Weiner, Ph.D.	52	Senior Vice President, Technology Deployment
Charles Faas	42	Vice President, Finance, and Chief Accounting Officer
Mark R. Robillard	45	Vice President, Global Sales
James Negrette	44	Vice President, Software Development
John E. Wehrli, J.D.	38	Vice President, General Counsel, and Secretary
Michael J. Schwartz	40	Vice President, Marketing

        Arthur H. Reidel is a founder of the Company and has been a member of our Board of Directors since April 1995. He served as our President from April 1995 to August 1995 and served as our President and Chief Executive Officer from February 1996 to February 2002. He has also served as our Chairman of the Board of Directors since May 1995. He was a private investor and consultant from April 1995 to March 1996, during which he was involved in the formation of three start-up companies and performed consulting services for two other companies. From October 1994 to March 1995, he served as Vice President, Business Development of Viewlogic Systems, Inc., a software firm. From 1992 to 1994, Mr. Reidel served as President and Chief Executive Officer of Sunrise Test Systems, Inc., a privately held software firm acquired by Viewlogic Systems, Inc. in September 1994. Mr. Reidel currently serves as a director of Insightful Corporation, where he has served since 1991. Mr. Reidel received a B.S. in Mathematics from Massachusetts Institute of Technology.

        Michael S. Perry, D.V.M., Ph.D. joined Pharsight as President and Chief Executive Officer in February 2002. Prior to joining Pharsight, Dr. Perry was Worldwide Head, Research and Development, for Baxter Healthcare's Global BioPharmaceuticals Business, a pharmaceutical company, which he joined in October 2000. From August 1998 to October 2000, he was President and Chief Executive Officer of Genetic Therapy, Inc., and from June 1997 to October 2000, he was President and Chief Executive Officer of Systemix, Inc., both wholly owned subsidiaries of Novartis and biotechnology companies focusing on the areas of cell and gene therapy. Previously, he held a variety of positions in the pharmaceutical industry including Vice President, Drug Registration and Regulatory Affairs, for Sandoz and for Novartis, following Sandoz's merger with Ciba-Geigy; and Vice President, Human Pharmaceutical Regulatory Affairs, for Syntex Corporation. He has also held scientific and regulatory positions at Schering-Plough Corporation, Bio-Research Laboratories, and Warner-Lambert / Parke Davis Research Institute. Dr. Perry is currently on the Board of Directors of Biotransplant, Inc., where he has served since 1999. He is also on the Board of Directors of Pharsight Corporation, where he has served since April 2002.

        Leslie E. Wright has been Pharsight's Interim Chief Financial Officer since October 2001. From April 2001 to April 2002, Mr. Wright was interim Chief Financial Officer at Calico, a provider of interactive configuration and selling software, where he assisted in their filing of Chapter 11 and their subsequent sale to Peoplesoft. These interim financial services were provided through David Powell, Inc., a management consulting firm. From July 1999 to March 2000, Mr. Wright was Chief Executive Officer of Perpetual Inc., a private company. From August 1997 to July 1999, Mr. Wright was

Vice President, Finance, and Chief Financial Officer for Infoseek Corporation, an Internet portal company. From 1994 to July 1997, he worked with Fractal Design Corporation, a graphics software company, where from May 1995 to July 1997 he served as Chief Operating and Financial Officer. From 1984 to 1994, Mr. Wright was employed with The ASK Group, Inc., a software company, where from 1986 through 1994, he served as Executive Vice President and Chief Financial Officer. Mr. Wright holds a B.S. degree in Business from San Jose State University. He is a Certified Public Accountant in the State of California.

        J. Robert Powell, Pharm.D., has served as Senior Vice President, Drug Development Consulting Services, since joining Pharsight in March 2001, after several years as a development executive and Pharsight customer at Parke-Davis (Pfizer) and at Glaxo Wellcome, both large pharmaceutical companies. Most recently Dr. Powell was Vice President, Pharmacokinetics/ Dynamics and Metabolism, at Pfizer's Parke-Davis Research Division, from 1996 to 2001, where he led a department of more than 160 scientists working on a range of projects from discovery to phase IV development. Previously, he held a variety of management positions in clinical pharmacology and pharmacokinetics at Glaxo and Glaxo Wellcome. An author of more than 100 scientific publications, Dr. Powell is also a clinical professor at the University of Michigan School of Pharmacy and at the University of North Carolina at Chapel Hill. He is member of American College of Clinical Pharmacy and the American Association of Pharmaceutical Scientists. He holds degrees in pharmacy from West Virginia University and the Philadelphia College of Pharmacy and Science.

        Daniel L. Weiner, Ph.D., joined Pharsight as Vice President and General Manager, Scientific Products, in January 1998, and became Senior Vice President, Technology Deployment, in March 2000. From 1994 to 1998, he held the positions of Vice President, Senior Vice President and Worldwide Director, Data Management and Biostatistics, and Principal Scientist at Quintiles, Inc., a contract research organization providing clinical development services to the pharmaceutical industry. Prior to that, Dr. Weiner held management positions in biostatistics and data management with Syntex Development Research, a research company that discovers and develops new and cost-effective prescription medicines; with Statistical Consulting, Inc., a contract research organization; and with Merrell Dow Pharmaceuticals, a pharmaceutical company. Dr. Weiner received a B.S. and his Ph.D. in Statistics from the University of Kentucky.

        Charles Faas joined Pharsight as Vice President of Finance in July 2000 and was named Chief Accounting Officer and Treasurer in October 2001. From December 1999 to July 2000, Mr. Faas was Corporate Controller for ZLand.com, an Internet business applications company. From July 1995 to December 1999, Mr. Faas was Controller for Cadence Design Systems' Methodology Services group, an electronic design automation company. From 1982 to 1995, Mr. Faas was with IBM in both financial and accounting management roles. He holds a B.B.A. from Siena College.

        Mark R. Robillard has served as Vice President, Global Sales, since October 2001. From March 2000 to October 2001, Mr. Robillard was Vice President Business Development for SciQuest, Inc. From September 1999 to March 2001, he held several positions, and most recently was Senior Vice President, Sales and Business Development, for EMAX Solutions, a company that provides chemical and compound management and tracking systems for research and development organizations. In this role, he was responsible for driving EMAX's e-commerce solution strategy, business development activities and global sales organization. Prior to joining EMAX, Mr. Robillard spent 20 years at VWR Scientific Products, a $1.4 billion leading distributor of laboratory equipment, chemicals, and supplies to the life sciences market. In his most recent position as Vice President, Electronic Commerce, Mr. Robillard launched VWR's first Internet sales channel, a business-to-business online ordering facility for VWR's customers. He is credited with expanding monthly site traffic to over 100,000 users while increasing Web revenues 500% each quarter for the last two years. During the time period, overall sales through all electronic channels doubled, accounting for 22% of VWR's revenues. Before his appointment in 1996 as Vice President, Electronic Commerce,

Mr. Robillard served in a number of key positions in sales and customer supply chain management, including area Vice President and District Manager. He is a well-known speaker at industry events and has served on the board of OBI-the Open Buying on the Internet Consortium.

        James Negrette has served as Vice President, Software Development, since November 2001. He joined Pharsight in March 2001 with extensive experience in engineering management and development of a range of leading edge technology products and solutions. Prior to joining Pharsight, he was Senior Engineering Director at Electronics for Imaging, from April 1997 to October 2001, a designer and marketer of high performance printer servers. Prior to that were two years as Senior Engineering Manager for Graphics at Apple Computer, a builder of desktop personal computers. His Apple experience was preceded by five years as Engineering manager at Acuson, a builder of high-end medical ultrasound equipment. Mr. Negrette holds a bachelors degree in computer science from Brigham Young University.

        John Wehrli, J.D., M.B.A. joined Pharsight as Vice President, General Counsel, and Secretary in February 2001. Prior to joining Pharsight, Mr. Wehrli was employed by the law firm of Cooley Godward, L.L.P., from May 1996 to February 1999 and from April 2000 to February 2001, where he exclusively represented biotechnology and pharmaceutical companies. From February 2000 to April 2000, Mr. Wehrli was consultant to, and from February 1999 to February 2000, Mr. Wehrli was Corporate Secretary and Senior Director, Legal Affairs, for Trega Biosciences. Mr. Wehrli co-founded and, from October 1996 to February 1999, served as Vice President, Business Development and Intellectual Property, for NaviCyte, Inc., a company that markets pre-clinical simulation products. He co-invented NaviCyte's ADME simulation product (iDEA), which is now sold by Lion Bioscience. Previously, he served as Vice President and Chief Financial Officer for Precision Instrument Design, Inc., from 1989 to 1995, and as Patent and Licensing Associate for Lawrence Berkeley National Laboratory from 1995 to 1996. From 1985 to 1994, Mr. Wehrli served in a number of research positions in chemistry and management positions in scientific computing at Syntex Research, Inc. Mr. Wehrli received his J.D. from the University of California, Hastings College of Law; his M.B.A. from Haas School of Business at the University of California, Berkeley, and also completed graduate work in computational biology at the University of California, Berkeley, with a research focus on pharmacokinetic and physiological modeling.

        Michael J. Schwartz has served as Vice President, Marketing since November 2001, and is responsible for corporate strategy, product development marketing, products and services marketing, corporate marketing, and business development. He joined Pharsight in November 2000 as Vice President, Solutions Strategy, in the Marketing Group. For the six years before he joined Pharsight, Mr. Schwartz was a management consultant at CSC Healthcare Group (previously APM, Inc.) from May 1995 to November 2000, a computer and professional services company, where he was most recently vice president and partner. In that role, he led strategy engagements for pharmaceutical companies, providers, health plans, schools of medicine, and investment firms. Prior to that, Mr. Schwartz was a management consultant at Bain & Company, a management consulting firm. Prior to his consulting career, Mr. Schwartz was co-founder of Galileo Laboratories, a biopharmaceutical company. Mr. Schwartz also served on the staffs of the Office of Science and Technology Policy in Washington, DC, and at the Organization for Economic Cooperation and Development in Paris, France. He was also an associate at ARCH Development Corporation, a venture capital firm. He holds an M.B.A. in Finance and Marketing from the University of Chicago, an M.S. in Biochemistry from UCLA, and a B.A. Magna Cum Laude from Cornell University.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's Common Stock as of May 31, 2002 by: (i) each director; (ii) each of the executive officers named in the

Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission.

        Unless otherwise indicated, to the Company's knowledge, all persons listed below have sole voting and investment power with respect to their shares of Company's Common Stock, except to the extent authority is shared by spouses under applicable law. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Applicable percentage ownership is based on 18,770,422 shares of Common Stock outstanding as of May 31, 2002, together with options for that stockholder that are currently exercisable or exercisable within 60 days of May 31, 2002. In computing the number and percentage of shares beneficially owned by a person, shares of Common Stock subject to options currently exercisable, or exercisable within 60 days of May 31, 2002 are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed below is c/o Pharsight Corporation at the address on the first page of this proxy statement.

Beneficial Ownership(1)	Number of Shares Beneficially Owned(1)	Shares that are Issuable Pursuant to Options and Warrants Exercisable within 60 days of May 31, 2002	Percent of Total
Directors and Executive Officers
Arthur H. Reidel(2)	1,311,428	385,078	6.8%
Michael S. Perry	—	—	*
Robin A. Kehoe	323,043	69,715	1.7%
Daniel L. Weiner(3)	921,062	14,062	4.9%
Robert Powell	73,872	71,872	*
John Wehrli	21,457	21,457	*
Allen Phipps	—	—	*
Michael Schwartz	34,332	30,208	*
Steven D. Brooks	169,849	10,747	*
Douglas E. Kelly(4)	3,221,242	96,646	17.1%
Philippe O. Chambon(5)	1,809,350	5,000	9.6%
Robert Chess	20,000	—	*
W. Ferrell Sanders(6)	3,221,242	96,646	17.1%
Dean O. Morton(7)	60,000	10,000	*
All directors and officers as a group (16 persons)(8)	7,734,811	733,755	39.7%
5% Stockholders
Asset Management Associates 1996, L.P.(9)	3,216,242	91,646	17.1%
McKesson Corporation(10)	2,777,778	—	14.8%
The Sprout Entities(11)	1,804,350	—	9.6%
The Weiss, Peck & Greer Entities(12)	1,223,242	—	6.5%

*
Represents less than 1%.

(1)
Includes shares that are issuable pursuant to options and warrants exercisable within 60 days of May 31, 2002.

(2)
Includes 20,834 shares that are subject to repurchase by the Company.

(3)
Includes 3,000 shares held of record by Dr. Weiner's spouse.

(4)
Consists of 3,216,242 shares and warrants held by Asset Management Associates 1996, L.P. and 5,000 shares issuable pursuant to options within 60 days of May 31, 2002 held by Douglas E. Kelly. AMC Partners 96, L.P. is the general partner of Asset Management Associates 1996, L.P. Douglas E. Kelly and W. Ferrell Sanders, two of the Company's directors, are general partners of AMC Partners 96, L.P. and disclaim beneficial ownership of these shares except to the extent of each of their proportionate partnership interest in these shares. Asset Management Associates 1996, L.P. is located at 480 Cowper Street, Palo Alto, CA 94301. Does not include shares issuable upon conversion or exercise of the Initial Units as these securities were issued on June 26, 2002. See Proposal 3.

(5)
Consists of 1,569,595 shares held by Sprout Capital VII, L.P., 18,233 shares held by Sprout CEO Fund, L.P., 180,435 shares held by DLJ First ESC, L.P., 36,087 shares held by DLJ Capital Corp and 5,000 shares issuable pursuant to options within 60 days of May 31, 2002 held by Philippe O. Chambon. Dr. Chambon is an employee of DLJ Capital Corp., which is the managing general partner of Sprout Capital VII, L.P. and a general partner of the Sprout CEO fund, and he is a Vice President of the Sprout Group, which is a division of DLJ Capital Corp. Dr. Chambon is a general partner of DLJ Associates VII, L.P., which is a general partner of Sprout VII, L.P. DLJ First ESC, L.P. is a fund that invests for the benefit of an employee deferred compensation plan for employees of DLJ Capital Corp. Dr. Chambon disclaims beneficial ownership of these shares except to the extent of his pecuniary or partnership interests. The address for the Sprout Entities is 11 Madison Ave., 13th Floor, New York, N.Y. 10010. Does not include shares issuable upon conversion or exercise of the Initial Units as these securities were issued on June 26, 2002. See Proposal 3.

(6)
Consists of 3,216,242 shares and warrants held by Asset Management Associates 1996, L.P. and 5,000 shares issuable pursuant to options within 60 days of May 31, 2002 held by W. Ferrell Sanders. AMC Partners 96, L.P. is the general partner of Asset Management Associates 1996, L.P. Douglas E. Kelly and W. Ferrell Sanders, two of the Company's directors, are general partners of AMC Partners 96, L.P. and disclaim beneficial ownership of these shares except to the extent of each of their proportionate partnership interest in these shares. Asset Management Associates 1996, L.P. is located at 480 Cowper Street, Palo Alto, CA 94301. Does not include shares issuable upon conversion or exercise of the Initial Units as these securities were issued on June 26, 2002. See Proposal 3.

(7)
Includes 10,000 shares held by MDLC Partners, a California Partnership, and 40,000 shares held by the Dean and LaVon Morton Trust. Mr. Morton is a general partner of MDLC Partners, L.P., and disclaims beneficial ownership of these shares except to the extent of his proportionate partnership interest.

(8)
Consists of shares of Common Stock and warrants to purchase 7,734,811 shares of Common Stock, held by directors and executive officers, and entities affiliated with directors and executive officers including 21,458 shares held by Jim Negrette, 46,761 shares held by Charles Faas and 24,000 shares held by Les Wright. See footnotes 2 through 6 above. Does not include shares issuable upon conversion or exercise of the Initial Units as these securities were issued on June 26, 2002. See Proposal 3.

(9)
Consists solely of shares and warrants held by Asset Management Associates 1996, L.P. AMC Partners 96, L.P. is the general partner of Asset Management Associates 1996, L.P. Douglas E. Kelly and W. Ferrell Sanders, two of the Company's directors, are general partners of AMC Partners 96, L.P. and disclaim beneficial ownership of these shares except to the extent of each of their proportionate partnership interest in these shares. Asset Management Associates 1996, L.P. is located at 480 Cowper Street, Palo Alto, CA 94301. Does not include shares issuable upon conversion or exercise of the Initial Units as these securities were issued on June 26, 2002. See Proposal 3.

(10)
McKesson Corporation is located at One Post Street, Floor 33, San Francisco, CA 94104. Voting and investment power over these shares is held by any one of eleven officers, including the chief executive officer, of McKesson Corporation. Each of the eleven officers disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest in the shares.

(11)
Consists of 1,569,595 shares held by Sprout Capital VII, L.P., 18,233 shares held by Sprout CEO Fund, L.P., 180,435 shares held by DLJ First ESC, L.P. and 36,087 shares held by DLJ Capital Corp. Dr. Chambon is an employee of DLJ Capital Corp., which is the managing general partner of Sprout Capital VII, L.P. and a general partner of the Sprout CEO fund, and he is a Vice President of the Sprout Group, which is a division of DLJ Capital Corp. Dr. Chambon is a general partner of DLJ Associates VII, L.P., which is a general partner of Sprout VII, L.P. DLJ First ESC, L.P. is a fund that invests for the benefit of an employee deferred compensation plan for employees of DLJ Capital Corp. Dr. Chambon disclaims beneficial ownership of these shares except to the extent of his pecuniary or partnership interests. The address for the Sprout Entities is 11 Madison Ave., 13th Floor, New York, N.Y. 10010. Does not include shares issuable upon conversion or exercise of the Initial Units as these securities were issued on June 26, 2002. See Proposal 3.

(12)
Consists of 534,679 shares held by WPG Enterprise Fund III, L.L.C., 611,376 shares held by Weiss, Peck & Greer Venture Associates IV, L.L.C. and 77,187 shares held by Weiss, Peck & Greer Venture Associates IV Cayman, L.P. WPG VC Fund Advisor, L.L.C. is the fund advisor for each of these funds. Gill Cogan is the senior managing member of WPG VC Fund Advisor, L.L.C. and has sole voting and investment power over the shares held by each of the funds. Mr. Cogan disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares. The Weiss, Peck & Greer Entities are located at 555 California Street, Suite 3130, San Francisco, CA 94104.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that each of Douglas Kelly, Philippe Chambon and Ferrell Sanders filed one late report covering one transaction for 5,000 shares of Common Stock on August 9, 2000. The omissions were reported in their 2002 year-end Form 5.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        Directors currently do not receive cash compensation from us for their services as members of the Board of Directors or committees or for attendance at any such meetings. The Company's directors may be reimbursed for certain reasonable expenses in connection with attendance at director and committee meetings.

        Each non-employee director of the Company receives stock option grants under the 2000 Equity Incentive Plan (the "Incentive Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive options (as described below) under the Incentive Plan. Options granted under the Incentive Plan to non-employee directors are intended by the Company not to qualify as incentive stock options under the Code.

        Option grants under the Incentive Plan to non-employee directors are non-discretionary. On the day following the Company's Annual Meeting of each year (or the next business day should such date be a legal holiday), each member of the Company's Board of Directors who is not an employee of the Company or, where specified by the non-employee director, an affiliate of such director, is automatically granted under the Incentive Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 5,000 shares of Common Stock of the Company. The exercise price of options granted under the Incentive Plan to non-employee directors is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Incentive Plan to non-employee directors may not be exercised until the date upon which such optionee, or the affiliate of such optionee, as the case may be, has provided one year of continuous service as a non-employee director from the date of the option grant, whereupon such option shall become fully exercisable in accordance with its terms. The term of options granted under the Incentive Plan to non-employee directors is 10 years. In the event of a change of control (as defined in the Incentive Plan) and within 13 months after the effective date of such change in control the continuous service of an optionee terminates due to an involuntary termination (not including death or disability) without cause or due to voluntary termination with good reason, then the vesting stock held by such optionee shall be accelerated in full.

        During the last fiscal year, the Company granted options covering 60,000 shares to Messrs. Brooks, Chambon, Chess, Kelly, Morton, and Sanders at an exercise price per share of $1.95. The fair market value of such Common Stock on the date of grant was $1.95 per share (based on the closing sales price reported on the Nasdaq National Market for the date of grant). As of May 31, 2002, no options had been exercised by the directors under the Incentive Plan.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

        The following table shows for the fiscal years ended March 31, 2002, compensation earned by the Company's Chief Executive Officers, its other four most highly compensated executive officers for the fiscal year ending March 31, 2002 and two former executive officers who departed the Company during the fiscal year ending March 31, 2002 (the "Named Executive Officers"):

						Long Term Compensation Awards
		Annual Compensation
						Restricted Stock Award(s) ($)		Securities Underlying Options/SARs(#)	Other Compensation ($)(8)
Name and Principal Position	Year	Salary ($)		Bonus ($)
Arthur H. Reidel(1) President and Chief Executive Officer	2002 2001 2000	220,000 218,333 200,000		97,103 31,600 77,000				100,000 625,000 107,250	690
Michael S. Perry, D.V.M., Ph.D.(2) President and Chief Executive Officer	2002 2001 2000	31,590 0 0		113,000 0 0	(3)	114,000	(4)	700,000 0 0	28
Robin A. Kehoe(5) Senior Vice President, Finance and Chief Financial Officer	2002 2001 2000	194,423 154,006 143,750		35,407 35,800 74,500				0 120,000 72,500	300
Michael J. Schwartz Vice President, Marketing	2002 2001 2000	165,425 50,578 0		54,401 56,900 0				50,000 50,000 0	300
Daniel L. Weiner, Ph.D. Senior Vice President, Technology Deployment	2002 2001 2000	180,000 179,583 175,000		47,051 22,100 39,700				0 25,000 0	690
J. Robert Powell(6) Senior Vice President, Drug Development Consulting Services	2002 2001 2000	216,827 0 0		106,594 0 0				100,000 150,000 0	690
Allen Phipps Vice President, Product Development	2002 2001 2000	237,246 100,397 0	(7)	0 20,000 0				0 177,125 0	949
John E. Wehrli, J.D. Vice President, General Counsel and Secretary	2002 2001 2000	200,000 22,051 0		53,310 25,000 0				50,000 40,000 0	270

(1)
On February 25, 2002, Arthur H. Reidel ceased being the President and Chief Executive Officer of the Company.

(2)
Began full time employment as the President and Chief Executive Officer of the Company on February 25, 2002.

(3)
Represents one-third of a one-time sign-on and retention bonus. One third of the one time sign-on and retention bonus will be paid in restricted stock (see footnote 4) and the remainder will be paid in cash in February 2003.

(4)
Pursuant to the terms of Dr. Perry's employment agreement, the Company is obligated to grant to Dr. Perry shares of restricted stock valued at $114,000. This grant has not yet occurred.

(5)
On December 14, 2001, the Company entered into an employment letter agreement with Robin Kehoe. Pursuant to the agreement, Ms. Kehoe worked a half-time work schedule of approximately twenty (20) hours per week from September 4, 2001 through October 26, 2001 and will work a reduced work schedule of approximately sixteen (16) hours per month from October 26, 2001 through October 31, 2002. The Company will continue to pay Ms. Kehoe her base salary in effect on September 4, 2001 through October 31, 2002, at which time, Ms. Kehoe will render her resignation. In connection with Ms. Kehoe's resignation, all shares pursuant to stock option grants that are unvested as of the separation date will be subject to accelerated vesting, so that Ms. Kehoe's stock option grants will be fully exercisable at that time.

(6)
Full time employment commenced on March 26, 2001.

(7)
Includes consulting fees in the amount of $143,200.

(8)
Represents the total amounts of premiums paid during the fiscal year ended March 31, 2002 for term life insurance for the benefit of each Named Executive Officer.

STOCK OPTION GRANTS AND EXERCISES

        The Company grants options to its executive officers under its 2000 Equity Incentive Plan and 2000 CEO Non-Qualified Stock Option Plan. Prior to the Company's initial public offering of its Common Stock in August 2000, the Company also granted options under its 1995 Stock Option Plan and 1997 Stock Option Plan but on the closing of the initial public offering the Company ceased to make grants under these plans. As of May 31, 2002, options to purchase a total of 4,322,423 shares were outstanding under the foregoing option plans and options to purchase 1,304,995 shares remained available for grant thereunder. In addition, unless Proposal 2 set forth in this proxy statement is approved, there are 2,000,000 shares approved by the Board and available for grant under the Incentive Plan which cannot be granted as incentive stock options or to officers and directors of the Company.

        The following tables show for the fiscal year ended March 31, 2002, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year(2)
Name			Exercise or Base Price ($/Sh)(3)	Expiration Date
					5% ($)	10% ($)
Arthur H. Reidel(5)	100,000	4.86%	$2.55	06/08/11	$160,370	$406,394
Michael S. Perry(5)	700,000	34.01%	$1.95	02/25/12	$858,449	$2,175,401
Robin A. Kehoe	—	—	—	—	—	—
Michael J. Schwartz(5)	50,000	2.43%	$1.80	12/21/11	$56,601	$143,433
Daniel L. Weiner	—	—	—	—	—	—
J. Robert Powell(5)	50,000	2.43%	$1.80	12/21/11	$56,601	$143,433
J. Robert Powell(5)	50,000	2.43%	$1.90	01/17/12	$59,746	$151,402
Allen Phipps	—	—	—	—	—	—
John E. Wehrli(5)	50,000	2.43%	$1.80	12/21/11	$56,601	$143,433

(1)
Options are granted under the Company's 1997 Stock Option Plan and, with respect to Mr. Reidel, the 2000 CEO Non-Qualified Stock Option Plan. These options expire 10 years from the date of grant, or earlier upon termination of employment.

(2)
Based on an aggregate of 2,058,500 options granted during fiscal ended March 31, 2002 to the Company's employees and consultants, including the named executive officers.

(3)
The exercise price per share of each option was equal to the fair market value of the Company's Common Stock on the date of grant as determined by the Company's Board of Directors except for the grant to Arthur Reidel which was equal to 105% of the fair market value.

(4)
Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term. The potential realizable value is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation at the specified rates is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent the Company's prediction of the Company's stock price performance. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the time of such exercise and the future performance of the Company's Common Stock. The 5% and 10% total appreciation of 10-year options is 63% and 159%, respectively. On March 31, 2002, the closing sales price of the Company's Common Stock was $1.95.

(5)
Options vest monthly at rate of 1/48thof the total number of shares.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR END OPTION VALUES

        The following table presents the aggregate option exercises during the fiscal year ending March 31, 2002, and the number and value of securities underlying unexercised options that are held by each of the individuals listed in the Summary Compensation Table as of March 31, 2002.

        Amounts shown under the column "Value Realized" are based on the closing sales price of the Company's Common Stock as reported on the Nasdaq Stock Market on the date of exercise, less the exercise price. Amounts shown under the column "Value of Unexercised In-the-Money Options at March 31, 2002" are based on the closing price of the Company's Common Stock ($1.95) on March 28, 2002 as reported on the Nasdaq Stock Market, less the exercise price, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price of the shares underlying the option. "Out of-the-money" options are ignored.

					Value of Unexercised In-the-Money Options/SARs at March 31, 2002
			Number of Securities Underlying Unexercised Options/SARs at March 31, 2002
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Arthur H. Reidel	—	—	323,407	401,593	0	0
Michael S. Perry	—	—	0	700,000	0	0
Robin A. Kehoe	—	—	57,500	62,500	0	0
Michael J. Schwartz	—	—	21,874	78,126	$781	$6,719
Daniel L Weiner	—	—	11,979	13,021	0	0
J. Robert Powell	—	—	55,207	194,793	$573	$9,427
Allen Phipps	—	—	—	—	—	—
John E. Wehrli	—	—	13,958	76,042	$469	$7,031

(1)
Includes shares subject to early exercise of stock options. Shares acquired upon early exercise are subject to a repurchase option in favor of the Company based on the applicable vesting schedule.

Employment Contracts

        On December 14, 2001, the Company entered into an employment letter agreement with Robin Kehoe. Pursuant to the agreement, Ms. Kehoe worked a half-time work schedule of approximately twenty (20) hours per week from September 4, 2001 through October 26, 2001 and will work a reduced work schedule of approximately sixteen (16) hours per month from October 26, 2001 through October 31, 2002. The Company will continue to pay Ms. Kehoe her base salary in effect on September 4, 2001 through October 31, 2002, at which time, Ms. Kehoe will render her resignation. In connection with Ms. Kehoe's resignation, all shares pursuant to stock option grants that are unvested as of the separation date will be subject to accelerated vesting, so that Ms. Kehoe's stock option grants will be fully exercisable at that time. In addition, the Company will forgive the full principal and accrued interest amounts owed to the Company by Ms. Kehoe pursuant to three promissory notes totaling $55,631.66.

        On February 5, 2002, the Company entered into an employment letter agreement with Michael Perry for the position of Chief Executive Officer and President commencing no later than February 25, 2002, at an annual salary of $320,000. Mr. Perry will be eligible to participate in an incentive annual bonus program targeted at 65% of his salary, with at total compensation potential of $528,000. Mr. Perry will receive a one-time sign-on and retention bonus of cash and stock valued at approximately $340,000 and be granted an option to purchase 700,000 shares of Common Stock vesting over a period of four years (subject to Board approval). Mr. Perry will also be reimbursed for reasonable relocation expenses up to a maximum amount of $200,000. The agreement is at-will and further provides that in the event that Mr. Perry's employment is involuntarily terminated without cause, the Company will continue to pay Mr. Perry's base salary in effect on the termination date for one (1) year following the termination date. In the event of a change of control, fifty (50) percent of Mr. Perry's remaining unvested options shares will vest immediately. In the event that Mr. Perry's employment is terminated without cause as a direct result of and within twelve (12) months following a change of control, the remainder of Mr. Perry's unvested option shares will vest.

CHANGE OF CONTROL AGREEMENTS

        2000 Equity Incentive Plan.    The Company's 2000 Equity Incentive Plan (the "2000 Plan") provides that, in the event of certain change in control circumstances, and within thirteen (13) months after the effective date of such change in control, if the continuous service of an optionee under the 2000 Plan terminates due to an involuntary termination (not including death or disability) without cause or due to a constructive termination, then the vesting and exercisability of all stock issued under the 2000 Plan held by such optionee shall be accelerated in full.

        In the event of a corporate transaction such as a dissolution or liquidation, the sale, lease or disposition of all or substantially all of our assets or a merger or consolidation, then all outstanding options under the 2000 Plan, the 2000 CEO Non-qualified Stock Option Plan, the 1997 Stock Option Plan and the UK Company Share Option Plan may be either assumed or substituted for by any surviving entity. If the surviving entity refuses to assume or substitute for such options, then the vesting and exercisability of the options held by persons who are then providing services to us or our affiliates will be accelerated prior to such transaction and the options will terminate immediately prior to the occurrence of the corporate transaction. The vesting and exercisability of all other options will terminate immediately prior to the occurrence of the corporate transaction. The 1995 Stock Option Plan provides that if the surviving entity in a corporate transaction refuses to assume or substitute all outstanding options under the 1995 Stock Option Plan, the options will expire upon consummation of the transaction but the Board has adopted a policy that in such a transaction, the vesting and exercisability will be accelerated prior to the consummation of the transaction. If the surviving corporation does not assume or substitute the purchase rights under the 2000 Employee Stock Purchase Plan and UK Employee Stock Purchase Plan, the offering period may be shortened and our stock may be purchased for the participants immediately before the corporate transactions.

        Preferred Stock Financing.    On June 26, 2002, the Company, completed a sale of its securities to investors in a private placement as described in Proposal 3 in this proxy statement. Pursuant to the terms of the Purchase Agreement, the Company agreed to sell up to an aggregate of 1,814,662 units (each a "Unit," and collectively the "Units") to certain entities related to Alloy Ventures and the Sprout Group, both of which are existing stockholders of the Company. Each Unit consists of one share of the Company's Series A Preferred convertible into four shares of its common stock and a warrant to purchase one share of the Company's common stock.

        The sale and issuance of the Units under the Purchase Agreement is structured to close in two phases. The first phase (the "Initial Closing") was completed on June 26, 2002, pursuant to which the Company sold an aggregate of 761,920 Units. In the second phase, which is expected to close in September 2002 (the "Second Closing"), the Company expects to sell an additional 1,052,742 Units. The Second Closing is subject to the approval of Proposal 3, contained in this proxy statement, by stockholders of the Company. The full description of the private placement of the Units, including the nature and the identity of the purchasers, is more fully described in Proposal 3 in this proxy statement and is incorporated by reference herein.

        Each Unit consists of one share of the Company's Series A Preferred convertible into four shares of its common stock and a warrant to purchase one share of the Company's common stock. Each of Alloy Ventures and the Sprout Group hold or have the power to acquire approximately 19.77% and 19.92%, respectively, of the voting power of the Company's outstanding securities as a result of the Initial Closing. If the Company's stockholders approve Proposal 3, then following the Second Closing, Alloy Ventures will hold or have the power to acquire approximately 28.68% of the voting power of the Company's outstanding securities and the Sprout Group hold or have the power to acquire approximately 23.54% of the voting power of the Company's outstanding securities. The percentages above do not represent "beneficial ownership" of the Company's the Company's common stock in accordance with SEC rules.1

1
The following table indicates the beneficial ownership of the Company's voting securities held by Alloy Ventures and the Sprout Group in accordance with SEC rules: (1) upon the Initial Closing, and (2) upon the Second Closing.

	Common Stock	Warrants	Total Shares Beneficially Owned		% Voting Securities Beneficially Owned
(1) Initial Closing (June 26, 2002)
Alloy Ventures	4,053,908	323,974	4,377,882	(a)	21.86%
The Sprout Group	3,922,718	529,592	4,452,310	(b)	20.79%
(2) Second Closing
Alloy Ventures	6,753,912	998,975	7,752,887	(a)	33.13%
The Sprout Group	5,433,682	907,333	6,341,015	(b)	27.21%

  Percentage ownership is determined by including shares exercisable currently or within 60 days following the date of this proxy statement upon exercise of warrants, and excludes shares underlying warrants held by any person other than the named party.

  (a)
  Does not include options to purchase 15,000 shares of Common Stock held by Douglas R. Kelly or options to purchase 15,000 shares of Common Stock held by W. Ferrell Sanders.

  (b)
  Does not include options to purchase 15,000 shares of Common Stock held by Philippe O. Chambon.

        The aggregate amount of Series A Preferred to be issued in the transaction may be converted into approximately 7.3 million shares of the Company's common stock. Upon exercise of the warrants to purchase up to 1.8 million shares of the Company's common stock, the Company would receive proceeds of $2.1 million, or $1.15 per share, in addition to the $7.5 million of proceeds received from the sale of the Units.

        Each of the Sprout Group, Alloy Partners 2000, L.P. and Alloy Ventures 2000, L.P. funded their purchase of the Units with cash from their own accounts. Alloy Corporate 2000, L.P. ("Alloy Corporate") and Alloy Investors 2000, L.P. ("Alloy Investors") acquired the Units with cash available under bank credit lines. The credit lines were established pursuant to the terms of two separate loan agreements, dated November 20, 2001, between Silicon Valley Bank and each of Alloy Investors and Alloy Corporate. Pursuant to the terms of the loan agreements, advances from the credit lines may be made to Alloy Investors and Alloy Corporate for up to $5,610,000 and $3,290,000, respectively, or the "Borrowing Base" (as such term is defined in the loan agreements), whichever is less. Advances from the credit lines accrue interest on any outstanding principal balance at a per annum rate equal to the Silicon Valley Bank's most recently announced prime rate. The loan agreements terminate on November 20, 2002, at which time all prior advances on the credit lines become immediately payable.

        The foregoing is a summary description of the terms of the Purchase Agreement and the other documents contemplated therein, and by its nature is incomplete. These documents are Exhibits 10.31 and 10.32 to the Company's Annual Report on Form 10-K for the year ended March 31, 2002, as filed with the Securities and Exchange Commission on July 1, 2002. All readers of this proxy statement are encouraged to read the entire text of the Purchase Agreement and the other documents.

        The aggregate amount of Series A Preferred to be issued in the transaction may be converted into approximately 7.3 million shares of the Company's common stock. Upon exercise of the warrants to purchase up to 1.8 million shares of the Company's common stock, the Company would receive proceeds of $2.1 million, or $1.15 per share, in addition to the $7.5 million of proceeds received from the sale of the Units.

        The foregoing is a summary description of the terms of the Purchase Agreement and the other documents contemplated therein, and by its nature is incomplete. The foregoing is qualified in its entirety by the text of these documents, copies of which are attached as Exhibits 10.31 and 10.32 of the Company's Current Report on Form 10-K filed with the Securities and Exchange Commission on July 1, 2002.

Employment Agreements

        See "Employment Contracts" immediately above for a description of the change of control arrangements set forth in those agreements.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION1

        The Compensation Committee of the Board of Directors is composed of two non-employee directors: Messrs. Chambon and Sanders. Until April 24, 2001, Mr. Morton also served on the Compensation Committee. The Compensation Committee is responsible for determining salaries, incentive compensation, and awarding stock options to the Company's employees and officers and for establishing policies governing the Company's stock programs. The Compensation Committee held two meetings and acted by unanimous written consent three times during the fiscal year ended March 31, 2002. The determination of executive compensation, stock options grants and compensation policies for the year ended March 31, 2002 was made either by unanimous written consent of the Compensation Committee or by the Company's Board of Directors.

1
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Compensation Policy

        The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and award the highest quality executive officers and key employees. The key elements of this policy are:

  •
  The Company pays competitively with leading software, biotechnology and pharmaceutical companies with which the Company competes for talent.

  •
  The Company provides significant equity-based incentives for executives and employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

  •
  The Company rewards executives and key employees who contribute to the Company's progress and long-term success.

Base Salary and Long-Term Incentives for Executives

        The executive officers' salaries in 2002 were established by the Compensation Committee based on a determination of several factors, including individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. In general, the salaries and stock options awarded to executive officers are not determined by the Company's achievement of specific corporate performance criteria but rather a subjective evaluation of the officer's performance and contribution to the Company's long-term success. The Compensation Committee maintained most executive officers' base salaries in 2002 at 2001 levels and awarded bonuses in order to bring total compensation in the mid-range as compared to executives of other public software and biotechnology companies and to reflect each of the officers' contributions to the Company's progress.

        In awarding stock options, the Committee and the Board of Directors considered individual performance, overall contribution to the Company, retention, whether the options were vested or unvested and the total number of stock options to be awarded. The stock options awarded in the fiscal year ending March 31, 2002 to each of the executive officers was equal to or more than those awarded to the respective officers in the prior year and reflect the Company's compensation policy to retain and reward executives and employees contributing to the Company's accomplishments in the fiscal year ending March 31, 2002 and the overall long-term success of the Company.

        In the fiscal year ending March 31, 2002, the Company's key accomplishments included:

  •
  Began 150th consulting project;

  •
  Initial shipment of the Company's Pharsight Knowledgebase Server Product;

  •
  Established or enhanced strategic relationships with:

  •
  Millennium Pharmaceuticals

  •
  Aventis Pharma

  •
  Lilly

  •
  Expanded consulting relationship with Pfizer to include all of its drug development sites; and

  •
  Various updates and releases of the Company's software products.

Chief Executive Officer Compensation

        The Compensation Committee uses the same procedures described above in setting the annual salary and stock option awards for Arthur H. Reidel and Michael S. Perry, the Company's Chief Executive Officers during the year ending March 31, 2002. Mr. Reidel served as both Chairman and CEO until February 2002 at which time Dr. Perry joined the Company as its President and CEO and Mr. Reidel continued as Chairman.

        Mr. Reidel's base annual salary for the fiscal year ending March 31, 2002 was increased from $218,333 to $220,000. In setting this amount, the Compensation Committee took into account: (i) Mr. Reidel's significant and broad-based experience in the software and pharmaceutical industry and general acknowledgment as a leading executive in the software and pharmaceutical industry; (ii) the scope of Mr. Reidel's increased responsibilities, especially as the Company has evolved as a public company; and (iii) the Board's confidence in Mr. Reidel to lead the overall management, development and marketing efforts of the Company. During the fiscal year ending March 31, 2002, Mr. Reidel was granted: an incentive stock option to purchase 100,000 shares of the Company's Common Stock pursuant to the Company's 2000 Equity Incentive Plan. The options granted pursuant to this plan vest monthly over forty-eight months. In awarding stock options, the Compensation Committee considers the CEO's performance, overall contribution to the Company, retention, whether the options were vested or unvested and the total number of options to be awarded.

        Dr. Perry's base annual salary for the fiscal year ending March 31, 2002 was established at $320,000. In setting this amount, the Compensation Committee took into account: (i) Dr. Perry's significant and broad-based experience in the pharmaceutical industry and general acknowledgment as a leading executive in the development of drugs; and (ii) the Board's confidence in Dr. Perry to lead the overall management, development and marketing efforts of the Company. During the fiscal year ending March 31, 2002, Dr. Perry was granted an incentive stock option for 183,013 shares and a non-statutory stock option to purchase 516,987 shares of the Company's Common Stock pursuant to the Company's 2000 Equity Incentive Plan. The incentive options vest 15% on the one-year anniversary of the date of grant and the remaining 85% will vest monthly over the succeeding thirty-six months. The non-statutory options vest 28% on the one-year anniversary of the date of grant and the remaining 72% will vest monthly over the succeeding thirty-four months. Dr. Perry was also granted a one-time sign on and retention bonus to be paid $113,000 in cash on each of the date of commencement of employment and the first anniversary thereof, and $114,000 in restricted stock.

Federal Tax Considerations

        Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its named executive officers shall be designed to qualify as "performance-based compensation."

Summary

        The Compensation Committee believes that the compensation of executives by the Company is appropriate and competitive with the compensation programs provided by other software, biotechnology and pharmaceutical companies with which the Company competes for executives and employees. The Compensation Committee believes its compensation strategy, principles and practices result in a compensation program tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company's stockholders.

COMPENSATION COMMITTEE
Ferrell Sanders Philippe O. Chambon

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Board of Directors is composed of two non-employee directors: Messrs. Chambon and Sanders. Until April 24, 2001, Mr. Morton also served on the Compensation Committee. None of the members of the Compensation Committee is currently or has been, at any time since the Company's formation, an officer or employee of the Company. Prior to the formation of the Compensation Committee, all decisions regarding compensation for directors, officers, employees and consultants and administration of stock and incentive plans were made solely by the Board of Directors. No transaction or series of similar transactions, since the beginning of the fiscal year ended March 31, 2002, has taken place or is currently proposed to take place between the Company and any member of the Compensation Committee except for the transaction described immediately below.

        On June 25, 2002, the Company entered into the Preferred Stock and Warrant Purchase Agreement, which is described in Proposal 3, which description is incorporated by reference herein. The Company agreed to sell up to 1,814,662 units to certain entities related to Alloy Ventures and the Sprout Group, both of which are existing stockholders of the Company. Dr. Philippe Chambon is a member of the Company's Board of Directors and is affiliated with the Sprout Group. Dr. Chambon is an employee of DLJ Capital Corp., which is the managing general partner of Sprout VII and Sprout IX and the general partner of the Sprout CEO Fund, L.P. and Sprout Entrepreneurs Fund, L.P. Dr. Chambon is a general partner of DLJ Associates VII, L.P. and DLJ Associates IX, L.P., which is a general partner of Sprout VII and Sprout IX.

PERFORMANCE MEASUREMENT COMPARISON1

        The following graph shows the total stockholder return of an investment of $100 in cash on August 9, 2000, the date of the Company's initial public offering for (i) the Company's Common Stock, (ii) the NASDAQ Stock Market (U.S.) and (iii) the NASDAQ Biotechnology Index. All values assume reinvestment of the full amount of all dividends:

1
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Comparison of 20 month Cumulative Total Return on Investment

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company will indemnify its directors and executive officers to the fullest extent permitted under Delaware law and the Company's Bylaws, provided, however, that the Company may modify the extent of such indemnification by individual contracts with such directors and executive officers.

        In January 1998 the Company loaned Dr. Weiner $75,000 in connection with his purchase of the Company's Common Stock. The interest on this loan is 5.93% per year and compounds annually. The principal and accrued interest is due December 17, 2002 and may be prepaid without penalty. This promissory note will accelerate and become due and payable 90 days after Dr. Weiner's employment with the Company is terminated. At the end of the fiscal year ending March 31, 2002, the largest aggregate indebtedness of Dr. Weiner under such loan was $95,673.29, including principal and accrued interest.

        On September 26, 2001, the Company entered into an employment letter agreement with Mark Robillard for the position of Vice President for Global Sales at an annual base salary of $195,000 and a variable target income of $156,000 for a total targeted compensation of $351,000. In addition, the Company will provide Mr. Robillard with a non-recoverable draw of $52,500 against Mr. Robillard's annual target compensation, paid over the first six months of employment. Pursuant to the agreement, Mr. Robillard received an option to purchase 150,000 shares of Common Stock (subject to Board approval). This option will vest over four years and is subject to the terms and conditions of the Company's 2000 Equity Incentive Plan. In the event Mr. Robillard's employment at the Company is terminated without cause or his responsibilities are materially reduced within the first 18 months, the Company will provide Mr. Robillard with 6 months of severance. If there is a change of control within the first eighteen (18) months of Mr. Robillard's employment, this agreement would remain in effect with the surviving company.

        On September 26, 2001, the Company entered into a severance agreement with Michael Emley. Pursuant to the agreement, Mr. Emley received four (4) months of severance following his separation date. Mr. Emley is eligible for sales commissions according to the Pharsight sales plan for the months of November and December 2001. In addition, the Company will make severance payments to Mr. Emley in the amount of his base salary in effect as of his separation date for up to an additional two (2) months following the end of the initial severance period, as he had not obtained other employment by that time. Mr. Emley's shares under the stock option grant dated June 18, 1999, which were granted under the 1997 Stock Option Incentive Plan, and that are unvested as of his separation date, were be subject to accelerated vesting, so that the stock option grant would be fully exercisable at that time.

        On December 14, 2001, we entered into an employment letter with Robin Kehoe. See "Employment Contracts."

        On February 5, 2002, we entered into an employment letter with Michael Perry to serve as our Chief Executive Officer and President. See "Employment Contracts."

        On June 25, 2002, the Company entered into the Preferred Stock and Warrant Purchase Agreement, which is described in Proposal 3, which description is incorporated by reference herein. The Company agreed to sell up to 1,814,662 units to certain entities related to Alloy Ventures and the Sprout Group, both of which are existing stockholders of the Company. Douglas E. Kelly and W. Ferrell Sanders, members of the Company's Board of Directors, are affiliated with Alloy Ventures. Mr. Kelly is a managing member of Alloy Ventures 2000, LLC and a general partner of AMC Partners 96, L.P. ("AMC"). W. Ferrell Sanders is a general partner of AMC. Dr. Philippe Chambon is a member of the Company's Board of Directors and is affiliated with the Sprout Group. Dr. Chambon is an employee of DLJ Capital Corp., which is the managing general partner of Sprout VII and Sprout IX and the general partner of the Sprout CEO Fund, L.P. and Sprout Entrepreneurs Fund, L.P. Dr. Chambon is a general partner of DLJ Associates VII, L.P. and DLJ Associates IX, L.P., which is a general partner of Sprout VII and Sprout IX.

        On October 4, 2001, the Company entered into financial services agreement with David Powell, Inc. Pursuant to the agreement, Les Wright will be assigned as the interim Chief Financial Officer of the Company and will be billed at a rate of $16,000 per one-half month. In addition, Mr. Wright was granted options to purchase 30,000 shares of common stock exercisable upon the grant date. Following the completion of twelve (12) months of service, the Company agreed to grant additional options to Mr. Wright as mutually agreed at that time.

        On May 1, 2002, the Company entered into an Independent Contractor Agreement with Allen Phipps. Pursuant to the agreement Mr. Phipps managed the services group of the Company for approximately 4 days per month and was compensated at a rate of $3,600 per day, including reimbursement for reasonable travel and other expenses directly attributable to Mr. Phipps' services.

The services provided under this agreement have been completed and the agreement is no longer in effect.

        The Company believes that each of the foregoing transactions were in its best interest. As a matter of policy the transactions were, and all future transactions between the Company and any of its officers, directors or principal stockholders will be, approved by a majority of the independent and disinterested members of the Board of Directors. Furthermore, the transactions will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be in connection with a bona fide business purpose.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

John E. Wehrli Secretary

July [    ], 2002

Delivery of this Proxy Statement

        The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more security holders sharing the same address by delivering a single annual report and proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for securityholders and cost savings for companies.

        This year, a number of brokers with account holders who are Pharsight stockholders will be "householding" our proxy materials. A single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate annual report and proxy statement, please notify your broker and direct your written request to Pharsight Corporation, Attention: Corporate Secretary, 800 West El Camino Real, Suite 200, Mountain View, California 94040, or contact the Corporate Secretary (650) 314-3800.

        Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended March 31, 2002 is available without charge upon written request to: Corporate Secretary, Pharsight Corporation, 800 West El Camino Real, Suite 200, Mountain View, California, 94040.

APPENDIX A

PHARSIGHT CORPORATION

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

ORGANIZATION

        The Audit Committee of the Board of Directors of Pharsight Corporation (the "Company") shall consist of at least three members of the Board of Directors (the "Board"). The members of the Audit Committee shall meet the independence and experience requirements of The Nasdaq Stock Market.

STATEMENT OF POLICY

        The Audit Committee shall provide assistance to the Board in fulfilling its responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting and reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Company.

RESPONSIBILITIES

        In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

        In carrying out these responsibilities, the Audit Committee shall:

  •
  Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company's stockholders.

  •
  Receive written statements from the independent auditors delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1, and consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence, and if so determined by the Audit Committee, recommend that the Board take appropriate action to oversee the independence of the auditors.

  •
  Evaluate, together with the Board, the performance of the independent auditors and, if determined by the Audit Committee, recommend that the Board replace the independent auditors.

  •
  Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  •
  Review with the independent auditors and the Company's financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular

A-1

    areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee periodically should review Company policy statements to determine their adherence to the code of conduct.

  •
  Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and to elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

  •
  Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

  •
  Meet with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

  •
  Review accounting and financial human resources planning within the Company.

  •
  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and separate accountants for this purpose if, in its judgment, such retention or investigation is appropriate.

  •
  Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

  •
  Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board.

  •
  Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  •
  Perform such other functions and to have such power as it may deem necessary or advisable in the efficient and lawful discharge of the foregoing.

        The operation of the Audit Committee shall be subject to the By-laws as in effect from time to time and Section 141 of the Delaware General Corporation Law.

A-2

PHARSIGHT CORPORATION

2000 EQUITY INCENTIVE PLAN

Adopted April 7, 2000
Approved By Stockholders June 4, 2000
Effective Date: Date of Initial Public Offering
Termination Date: April 7, 2010

1.    PURPOSES.

        (a)  Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

        (b)  Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock. The Plan also provides for non-discretionary grants of Nonstatutory Stock Options to Non-Employee Directors of the Company.

        (c)  General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.    DEFINITIONS.

        (a)  "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (b)  "Board" means the Board of Directors of the Company.

        (c)  "Cause" means the occurrence of any one or more of the following: (i) the Participant's conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) the Participant's participation in a fraud or act of dishonesty against the Company which results in material harm to the business of the Company; or (iii) the Participant's intentional, material violation of any contract between the Company and the Participant or any statutory duty the Participant owes to the Company that the Participant does not correct within thirty (30) days after written notice thereof has been provided to the Participant.

        (d)  "Change in Control" means the occurrence of any one or more of the following:

            (i)  a Corporate Transaction after which persons who were not stockholders of the Company immediately prior to such Corporate Transaction own, directly or indirectly, immediately following such Corporate Transaction, fifty percent (50%) or more of the outstanding voting power of each of (a) the continuing or surviving entity and (b) any direct or indirect parent corporation of the continuing or surviving entity;

          (ii)  after the IPO Date, an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors; provided that such acquisition does not occur in connection with, in contemplation of or as a result of a Corporate Transaction; or

        (iii)  after the IPO Date, during any consecutive two (2) year period the individuals who, as of the start of such period, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least fifty percent (50%) of the Board, provided that such change in the Incumbent Board does not occur in connection with, in contemplation of or as a result of a Corporate Transaction, and further provided that if the election, or nomination for election, by the Company's stockholders of any new Director was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new Director shall be considered as a member of the Incumbent Board.

        (e)  "Code" means the Internal Revenue Code of 1986, as amended.

        (f)    "Committee" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

        (g)  "Common Stock" means the common stock of the Company.

        (h)  "Company" means Pharsight Corporation, a Delaware corporation.

        (i)    "Consultant" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director's fee by the Company for their services as Directors.

        (j)    "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

        (k)  "Corporate Transaction" means the occurrence of any one or more of the following:

            (i)  a sale, lease or other disposition of all or substantially all of the securities or assets of the Company;

          (ii)  a merger or consolidation following which the Company is not the surviving corporation;

        (iii)  a reverse merger following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or

          (iv)  any other transaction described as a "corporate transaction" in Treasury Regulations §1.425-1(a)(1)(ii).

        (l)    "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

        (m)  "Director" means a member of the Board of Directors of the Company.

        (n)  "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

        (o)  "Eligible Director" means a Non-Employee Director or any other Director who is not an Employee or Consultant at the time of grant of an Nonstatutory Stock Option under section 7 hereof.

        (p)  "Employee" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

        (q)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (r)  "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii)  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        (s)  "Good Reason" means that one or more of the following are undertaken by the Company without the Participant's express written consent: (i) the assignment to the Participant of any duties or responsibilities that results in a diminution in the Participant's position or function as in effect immediately prior to the effective date of the Change in Control; provided, however, that a mere change in the Participant's title or reporting relationships shall not constitute Good Reason; (ii) a reduction by the Company in the Participant's annual base salary, as in effect on the effective date of the Change in Control; (iii) any failure by the Company to continue in effect any benefit plan or program, including incentive plans or plans with respect to the receipt of securities of the Company, in which the Participant was participating immediately prior to the effective date of the Change in Control (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company that would adversely affect the Participant's participation in or reduce the Participant's benefits under the Benefit Plans or deprive the Participant of any fringe benefit that the Participant enjoyed immediately prior to the effective date of the Change in Control; provided, however, that Good Reason shall not be deemed to have occurred if the Company provides for the Participant's participation in benefit plans and programs that, taken as a whole, are comparable to the Benefit Plans; (iv) a relocation of the Participant's business office to a location more than thirty (30) miles from the location at which the Participant performs duties as of the effective date of the Change in Control, except for required travel by the Participant on the Company's business to an extent substantially consistent with the Participant's business travel obligations prior to the Change in Control; (v) a material breach by the Company of any provision of the Plan or the Stock Award Agreement or any other material agreement between the Participant and the Company concerning the terms and conditions of the Participant's employment; or (vi) any failure by the Company to obtain the assumption of the Plan and Stock Award Agreement by any successor or assign of the Company.

        (t)  "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (u)  "IPO Date" means the effective date of the Company's Form S-1 Registration Statement filed under the Securities Act in connection with the initial public offering of the Common Stock.

        (v)  "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (w)  "Non-Employee Director Option" shall have the meaning subscribed in section 7 hereof.

        (x)  "Non-Employee Director Option Agreement" means a written agreement between the Company and an Eligible Director, evidencing the terms and conditions of a Non-Employee Director Option grant. Each Non-Employee Director Option Agreement shall be subject to the terms and conditions of the Plan.

        (y)  "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        (z)  "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (aa) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

        (bb) "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (cc) "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (dd) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (ee) "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (ff)  "Plan" means this Pharsight Corporation 2000 Equity Incentive Plan.

        (gg) "Predecessor Plans" means the Company's 1995 Stock Option Plan and the 1997 Stock Option Plan

        (hh) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (ii)  "Securities Act" means the Securities Act of 1933, as amended.

        (jj)  "Stock Award" means any right granted under the Plan, including an Option, a Non-Employee Director Option, a stock bonus and a right to acquire restricted stock.

        (kk) "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (ll)  "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.    ADMINISTRATION.

        (a)  Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

        (b)  Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i)  To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

          (ii)  To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

        (iii)  To amend the Plan or a Stock Award as provided in Section 13.

          (iv)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

        (c)  Delegation to Committee.

            (i)  General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

          (ii)  Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or) (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

        (d)  Effect of Board's Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.    SHARES SUBJECT TO THE PLAN.

        (a)  Share Reserve. Subject to the provisions of Section 12 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate four million (4,000,000) shares of Common Stock (the "Reserved Shares"). As of each January 1, beginning with January 1, 2001 and continuing through and including January 1, 2010 (the "Anniversary Date"), the number of Reserved Shares will be increased automatically by the least of (i) 5% of the total number of share of Common Stock outstanding on such Anniversary Date, (ii) two million (2,000,000) shares, or (iii) such fewer number of shares as determined by the Board prior to such Anniversary Date.

        (b)  Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

        (c)  Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.    ELIGIBILITY.

        (a)  Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors (whether or not an Eligible Director for purposes of section 7 hereof) and Consultants.

        (b)  Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

        (c)  Section 162(m) Limitation. Subject to the provisions of Section 12 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than Five Hundred Thousand (500,000) shares of Common Stock during any calendar year.

        (d)  Consultants.

            (i)  A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities

  Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

          (ii)  Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer's parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer's securities.

6.    OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a)  Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

        (b)  Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c)  Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (d)  Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

        (e)  Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (f)    Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (g)  Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

        (h)  Termination of Continuous Service. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

        (i)    Extension of Termination Date. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

        (j)    Disability of Optionholder. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

        (k)  Death of Optionholder. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

        (l)    Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

        (m)  Re-Load Options.

            (i)  Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a "Re-Load Option") in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Unless otherwise specifically provided in the Option, the Optionholder shall not surrender shares of Common Stock acquired, directly or indirectly from the Company, unless such shares have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

          (ii)  Any such Re-Load Option shall (1) provide for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of such Option; (2) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (3) have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan.

        (iii)  Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on the exercisability of Incentive Stock Options described in subsection 11(d) and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares of Common Stock under subsection 4(a) and the "Section 162(m) Limitation" on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.    NON-EMPLOYEE DIRECTOR STOCK OPTIONS

        Without any further action from the Board, each Eligible Director shall be granted Nonstatutory Stock Options as described in subsections 7(a) and 7(b) (collectively, the "Non-Employee Director Options"). Each Non-Employee Director Option shall include the substance of the terms set forth in subsection 7(c) through 7(k) and such other terms and conditions as shall be determined by the Board as appropriate.

        (a)  Initial Grants and Interim Grants.

            (i)  On the IPO Date, each Eligible Director who has not received a Stock Award under any of the Company's Predecessor Plans shall, upon the IPO Date, be granted an Nonstatutory Stock Option to purchase Five Thousand (5,000) shares of Common Stock on the terms and conditions set forth herein (the "Initial Grant").

          (ii)  After the IPO Date, each Eligible Director is elected or appointed to the Board less than six (6) from the prior annual meeting of the stockholders of the Company (the "Annual Meeting"), shall receive a Nonstatutory Stock Option to purchase Five Thousand (5,000) shares of Common Stock on the terms and conditions set forth herein (the "Interim Grant"); provided, however, that the Interim Grant shall be reduced to Two Thousand Five Hundred (2,500) shares of Common Stock if the Eligible Director is elected or appointed to serve on the Board six (6) months or more from the prior Annual Meeting.

        (b)  Annual Grants. On the day following each Annual Meeting commencing with the Annual Meeting in calendar year 2001, each person who is then an Eligible Director automatically shall be granted an Annual Grant to Purchase Five Thousand (5,000) shares of Common Stock on the terms and conditions set forth herein.

        (c)  Term. Each Non-Employee Director Option shall have a term of ten (10) years from the date it is granted.

        (d)  Exercise Price. The exercise price of each Non-Employee Director Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Non-Employee Director Option on the date of grant. Notwithstanding the foregoing, a Non-Employee Director Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Non-Employee Director Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (e)  Vesting. Non-Employee Director Options shall vest and become exercisable as follows:

            (i)  Initial Grants shall vest in full on the day of the Company's Annual Meeting immediately following the IPO Date; provided however, that the Initial Grant shall terminate in the event the Eligible Director is not providing service to the Company at the time of such Annual Meeting.

          (ii)  Interim Grants shall vest in full on the day of the Company's Annual Meeting next following the date of grant; provided, however, that the Interim Grant shall terminate if the Eligible Director is not providing service to the Company at the time of such Annual Meeting.

        (iii)  Annual Grants shall vest in full on the day of the first anniversary of the Annual Meeting next following the date of grant was made; provided, however, that the Annual Grant shall terminate in the event the Eligible Director is not providing service to the Company at the time of such Annual Meeting.

        (f)    Consideration. The purchase price of stock acquired pursuant to a Non-Employee Director Option may be paid, to the extent permitted by applicable statutes and regulations, in any combination of (i) cash or check, (ii) delivery to the Company of other Common Stock owned by the Director for at least six (6) months; (iii) deferred payment or (iv) any other form of legal consideration that may be acceptable to the Board and provided in the Non-Employee Director Option Agreement; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware Corporation Law, shall not be made by deferred payment.

        (g)  Transferability. A Non-Employee Director Option shall be transferable to the extent provided in the Non-Employee Director Option Agreement. If the Non-Employee Director Option Agreement does not provide for transferability, then the Non-Employee Director Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Eligible Director only by the Eligible Director. Notwithstanding the foregoing, the Eligible Director may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Eligible Director, shall thereafter be entitled to exercise the Non-Employee Director Option.

        (h)  Termination of Continuous Service. In the event an Eligible Director's Continuous Service terminates (other than upon the Eligible Director's death or Disability), the Eligible Director may exercise his or her Non-Employee Director Option (to the extent that the Eligible Director was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date six (6) months following the termination of the Eligible Director's Continuous Service, or (ii) the expiration of the term of the Non-Employee Director Option as set forth in the Non-Employee Director Option Agreement. If, after termination, the Eligible Director does not exercise his or her Non-Employee Director Option within the time specified herein, the Non-Employee Director Option shall terminate.

        (i)    Extension of Termination Date. If the exercise of the Non-Employee Director Option following the termination of the Eligible Director's Continuous Service (other than upon the Eligible Director's death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Non-Employee Director Option shall terminate on the earlier of (i) the expiration of the term of the Non-Employee Director Option set forth in subsection 7(c) or (ii) the expiration of a period of three (3) months after the termination of the Eligible Director's Continuous Service during which the exercise of the Non-Employee Director Option would not violate such registration requirements.

        (j)    Disability of Eligible Director. In the event an Eligible Director's Continuous Service terminates as a result of the Eligible Director's Disability, the Eligible Director may exercise his or her Non-Employee Director Option (to the extent that the Eligible Director was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Non-Employee Director Option as set forth in the Non-Employee Director Option Agreement. If, after termination, the Eligible Director does not exercise his or her Non-Employee Director Option within the time specified herein, the Non-Employee Director Option shall terminate.

        (k)  Death of Eligible Director. In the event (i) an Eligible Director's Continuous Service terminates as a result of the Eligible Director's death or (ii) the Eligible Director dies within the six-month period after the termination of the Eligible Director's Continuous Service for a reason other than death, then the Non-Employee Director Option may be exercised (to the extent the Eligible Director was entitled to exercise the Non-Employee Director Option as of the date of death) by the Eligible Director's estate, by a person who acquired the right to exercise the Non-Employee Director Option by bequest or inheritance or by a person designated to exercise the Non-Employee Director Option upon the Eligible Director's death, but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death or (2) the expiration of the term of such Non-Employee Director Option as set forth in the Non-Employee Director Option Agreement. If, after death, the Non-Employee Director Option is not exercised within the time specified herein, the Non-Employee Director Option shall terminate.

8.    PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

        (a)  Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

            (i)  Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

          (ii)  Vesting. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

        (iii)  Termination of Participant's Continuous Service. In the event a Participant's Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

          (iv)  Transferability. Rights to acquire shares of Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

        (b)  Restricted Stock Purchase Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

            (i)  Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than eighty-five percent (85%) of the Common Stock's Fair Market Value on the date such award is made or at the time the purchase is consummated.

          (ii)  Consideration. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

        (iii)  Vesting. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (iv)  Termination of Participant's Continuous Service. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

          (v)  Transferability. Rights to acquire shares of Common Stock under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

9.    COVENANTS OF THE COMPANY.

        (a)  Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        (b)  Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.  USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

11.  MISCELLANEOUS.

        (a)  Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

        (b)  Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

        (c)  No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (d)  Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

        (e)  Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring

Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (f)    Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that the Company shall not be authorized to withheld shares of Common Stock in excess if the minimum statutory rates for federal or state tax purposes including payroll taxes; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

12.  ADJUSTMENTS UPON CHANGES IN STOCK.

        (a)  Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        (b)  Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

        (c)  Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume any Stock Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders pursuant to the Corporate Transaction). In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated as of the effective date of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective date. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior the effective date of the Corporate Transaction.

        (d)  Change in Control. If a Change in Control occurs and within thirteen (13) months after the effective date of such Change in Control the Continuous Service of a Participant terminates due to an involuntary termination (not including death or Disability) without Cause or due to a voluntary termination with Good Reason, then the vesting and exercisability of all Stock Awards held by such Participant shall be accelerated in full.

13.  AMENDMENT OF THE PLAN AND STOCK AWARDS.

        (a)  Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

        (b)  Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        (c)  Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        (d)  No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

        (e)  Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

14.  TERMINATION OR SUSPENSION OF THE PLAN.

        (a)  Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)  No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

15.  EFFECTIVE DATE OF PLAN.

        The Plan shall become effective on the IPO Date, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16.  CHOICE OF LAW.

        The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

PRELIMINARY COPY

PHARSIGHT CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 6, 2002

        The undersigned hereby appoints Arthur H. Reidel, Michael S. Perry and John E. Wehrli, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Pharsight Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Pharsight Corporation to be held on Friday, September 6, 2002 at 10:30 a.m. local time at the Grand Hotel, Montebello A Meeting Room, 865 W. El Camino Real, Sunnyvale, California, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET
(if applicable)

/*\ FOLD AND DETACH HERE /*\

PHARSIGHT CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /*/

                MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR ALL OF THE DIRECTORS LISTED BELOW.

PROPOSAL 1:	To elect three directors to hold office until the 2005 Annual Meeting of Stockholders.
Nominees:	Until the 2005 Annual Meeting: Robert B. Chess, Dean O. Morton and W. Ferrell Sanders
☐	FOR all nominees listed above (except as written to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed above.

To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2:	To approve the Company's 2000 Equity Incentive Plan, as amended, to approve the issuance under such plan of an additional 2,000,000 shares of Common Stock approved by the Board of Directors but not previously approved by the stockholders.
☐	FOR	☐	AGAINST	☐	ABSTAIN

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 3:	To approve the issuance of shares of Series A Convertible Preferred Stock (and Series B Convertible Preferred Stock as dividends on Series A Convertible Preferred Stock) and warrants to purchase Common Stock.
☐	FOR	☐	AGAINST	☐	ABSTAIN

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 4.

PROPOSAL 4:	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending March 31, 2003.
☐	FOR	☐	AGAINST	☐	ABSTAIN
Dated

SIGNATURE(S)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

/*\ FOLD AND DETACH HERE /*\

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF THE AMENDMENTS TO THE 2000 EQUITY INCENTIVE PLAN, AS AMENDED
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 3 APPROVAL OF THE ISSUANCE OF SHARES OF CONVERTIBLE PREFERRED STOCK AND WARRANTS TO PURCHASE COMMON STOCK IN CONNECTION WITH THE COMPANY'S PROPOSED PRIVATE PLACEMENT OF UNITS
PROPOSAL 4 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
STOCK OPTION GRANTS AND EXERCISES
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR END OPTION VALUES
CHANGE OF CONTROL AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION1
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
APPENDIX A PHARSIGHT CORPORATION CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PHARSIGHT CORPORATION 2000 EQUITY INCENTIVE PLAN